Exhibit 10.10

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

EXECUTION COPY

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this Agreement) is entered into effective as of November 2nd, 2015 (the Effective Date), by and between Sanofi, having a place of business at 54, rue La Boétie, 75008 Paris, France (Sanofi), and Biontech RNA Pharmaceuticals GmbH, having a place of business at An der Goldgrube 12, 55131 Mainz, Germany (Biontech). Sanofi and Biontech shall each individually be referred to herein as a Party, and shall be referred to jointly as the Parties.

RECITALS

A. Sanofi is a global leader in the pharmaceutical industry with expertise in research, development, manufacturing and marketing of innovative therapeutics in a range of areas including oncology.

B. Biontech, a wholly-owned subsidiary of BioNTech AG, is a drug discovery and development company that has expertise in immunotherapies and owns a number of technologies, know-how and patent rights relating to RNA-based compounds, constructs and methods including a Ribological® drug platform using proprietary mRNA modifications for pharmacologically optimized synthetic mRNA drugs to generate effective, long-term protein expression, an in-house Ribotransporter formulation platform enabling targeted mRNA delivery in vivo, and clinical-grade platforms for organ-specific mRNA delivery.

C. The Parties desire to collaborate in the research, development and commercialization of RNA-based therapeutics for the treatment of cancer.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby agree as follows:

1. Definitions.

For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

1.1 Affiliate shall mean, with respect to any person or entity, any other person or entity, which directly or indirectly controls, is controlled by, or is under common control with, such person or entity. A person or entity shall be regarded as in control of another person or entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person or entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever. Notwithstanding the foregoing, AT Impf GmbH, Am Rosenheimer Platz 6, 81669 Munich, Germany, and any person or entity controlled by AT Impf GmbH (other than Biontech or any person or entity controlled by Biontech), shall not be Affiliates of Biontech and shall be regarded as Third Parties for the purposes of this Agreement.

1.2 Alliance Manager is defined in Section 11.1.

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1.3 Anti-Corruption Laws shall mean the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

1.4 Applicable Law means any law or statute, any rule or regulation issued by any government authority (including Regulatory Authorities), any GCP, GLP or GMP regulations or guidelines as well as any judicial, governmental, or administrative order, judgment, decree or ruling, in each case as applicable to the subject matter and the Party at issue.

1.5 Approved Subcontractor shall mean a subcontractor engaged by a Party that has been approved by the Joint Steering Committee to perform specific obligations of the subcontracting Party.

1.6 Background Technology shall mean all Intellectual Property Rights Controlled by a Party on the Effective Date and all Intellectual Property Rights over which a Party has gained Control outside the scope of the collaboration hereunder until the end of the Research Term.

1.7 Biontech Background Technology shall mean Background Technology Controlled by Biontech.

1.8 Biontech Collaboration Know-how shall mean any Joint Collaboration Know-how assigned to Biontech pursuant to Section 7.2.3(c).

1.9 Biontech Collaboration Patent is defined in Section 7.1.

1.10 Biontech Collaboration Technology shall mean the Biontech Collaboration Patents and the Biontech Collaboration Know-how.

1.11 Biontech Field Mixture is defined in Section 4.2.1.

1.12 Biontech Foreground Technology shall mean all Intellectual Property Rights made, conceived and first reduced to practice by Biontech alone or together with a Third Party in the conduct of the Development and Commercialization of (a) Licensed Products outside of the Field, and/or (b) Discarded Mixtures and/or Option Products in the Field or outside of the Field, in each case (a) and (b) following the end of the Research Term.

1.13 Biontech Indemnitees is defined in Section 10.1.1.

1.14 Biontech Non-Field Mixture is defined in Section 4.2.2.

1.15 Biontech Option Product is defined in Section 4.1.

1.16 Biontech Royalties is defined in Section 6.9.1.

1.17 Biontech Technology shall mean (i) the Biontech Background Technology, (ii) the Biontech Collaboration Technology and (iii) Biontech’s interest in the Joint Collaboration Technology, but excluding for the avoidance of doubt the Biontech Foreground Technology.

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1.18 Biontech Territory shall mean Germany, France, Italy, Spain, the United Kingdom, [***] and the United States of America.

1.19 Biontech Transferred Product is defined in Section 12.4.2.

1.20 BLA means a Biologics License Application filed with the FDA in connection with seeking Marketing Approval of a product, or an equivalent application filed with any equivalent Regulatory Authority.

1.21 Commercialization means all activities directed to the marketing, detailing, promotion (including co-promotion), advertising, selling and distribution of a product in a country or region after all Marketing Approvals have been obtained in such country or region (including making, having made, using, importing, selling, having sold, offering for sale, and having offered for sale such product), and will include marketing research, customer service, administering and commercially selling such product, importing, exporting or transporting such product for commercial sale, and all regulatory compliance with respect to the foregoing; it being understood and agreed that such activities may occur pre- or post-launch of such product. When used as a verb, Commercialize shall mean to engage in Commercialization.

1.22 Commercially Reasonable Efforts means with respect to the Development or Commercialization by each Party under this Agreement of Licensed Product Candidates, Mixtures, Option Products and Licensed Products, the level of efforts and resources that a similarly situated company in the biotechnology or pharmaceutical industry of similar resources would reasonably use to accomplish a similar objective, for such similar company’s own products (including internally developed, acquired and in-licensed products) of similar market potential at a similar stage in their development or product life cycle taking into account all relevant factors then prevailing, including without limitation safety and efficacy, product profile, competitiveness of alternative Third Party products and product candidates in the market place, intellectual property position, difficulty in developing or manufacturing the applicable Product, regulatory requirement and likelihood of Marketing Approval, profitability, and other relevant factors. Further, to the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform its obligations hereunder, the impact of such performance failure will be taken into account in determining whether such Party has used its Commercially Reasonable Efforts to perform any such affected obligations.

1.23 Confidential Information shall mean all information of any kind whatsoever relating to the subject matter of this Agreement, and all tangible and intangible embodiments thereof of any kind whatsoever, that (i) is identified as confidential at the time of disclosure, or (ii) in the event of oral disclosures, is summarized by the Disclosing Party in a written summary delivered by the Disclosing Party to the Receiving Party within thirty (30) days after disclosure to the Receiving Party, or (iii) has been disclosed in circumstances of confidence. Notwithstanding the foregoing, Confidential Information shall not include information which the Receiving Party can establish by written documentation (i) to have been publicly known before disclosure of such information by the Disclosing Party to the Receiving Party, (ii) to have become publicly known, without fault on the part of the Receiving Party, after disclosure of such information by the Disclosing Party to the Receiving Party, (iii) to have been received by the Receiving Party at any time from a source, other than the Disclosing Party, rightfully having possession of and the right to disclose such information, (iv) to have been otherwise known by

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the Receiving Party before disclosure of such information by the Disclosing Party to the Receiving Party, or (v) to have been independently developed by employees or agents of the Receiving Party without access to or use of such information disclosed by the Disclosing Party to the Receiving Party (each, a Confidentiality Exception). Without limiting the foregoing, (i) all information or materials within or which embody the Sanofi Technology or Sanofi Foreground Technology which do not fall within the scope of a Confidentiality Exception shall be Confidential Information of Sanofi, (ii) all information or materials within or which embody the Biontech Technology which do not fall within the scope of a Confidentiality Exception shall be Confidential Information of Biontech, and (iii) all information or materials within or which embody the Joint Collaboration Technology which does not fall within the scope of a Confidentiality Exception shall be Confidential Information of both Parties.

1.24 Confidentiality Exception is defined in Section 1.23.

1.25 Control shall mean with respect to a subject item, the ability of a Party, whether arising by ownership, possession or pursuant to a license or sublicense, to grant the licenses or sublicenses to the other Party with respect to such subject item as provided in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party. When used as a verb, Control shall mean to exercise Control.

1.26 Development shall mean all drug development and other activities undertaken in order to (i) develop a product up to Marketing Approval (including obtaining Marketing Approval for such product), and (ii) conduct post-approval clinical trials. These activities shall include without limitation stability testing, toxicology testing, formulation activities, reformulation activities, process development, quality assurance/quality control development and clinical studies (including pharmacovigilance programs and outcome studies), but shall exclude all activities to be undertaken under the Research Plan or any Process Development and Supply Agreement. When used as a verb, Develop shall mean to engage in Development.

1.27 Discarded Mixture is defined in Section 6.9.2.

1.28 Disclosing Party is defined in Section 8.1.

1.29 Early Opt-in Package means a reasonably detailed written scientific and/or clinical rationale for the selection of mRNAs to be included in any Biontech Field Mixture, Biontech Non-Field Mixture, Sanofi Option Combination Product or Licensed Product outside of the Field for which Biontech intends to initiate research activities according to Section 4.2, including published reports and other relevant data obtained by Biontech.

1.30 EBIT means earnings before interest and taxes.

1.31 EMA shall mean the European Medicines Agency, and any successor agency thereto.

1.32 Existing Biontech Affiliate shall mean any Affiliate of Biontech as of the Effective Date.

1.33 Expert is defined in Section 2.8.

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1.34 Enforcing Party is defined in Section 7.4.3(b).

1.35 FDA means the U.S. Food and Drug Administration, or any successor agency thereto.

1.36 Field shall mean the Intratumoral Administration of a Mixture for the treatment of solid Tumors in humans [***].

1.37 First Commercial Sale shall mean, on a product-by-product basis, the first sale of the product for which revenue has been recognized by a Party or any of its Affiliates or any of such Party or such Party’s Affiliates’ (sub-)licensees to any Third Party after all required Marketing Approvals have been granted. For the avoidance of doubt, First Commercial Sale shall not include the transfer or sale of the product (i) by a Party to an Affiliate or (sub-)licensee unless the Affiliate or (sub-)licensee is the last entity in the distribution chain of the product, (ii) for use in clinical trials or non-clinical development activities (e.g. material transfer agreements) or a bona fide charitable purpose, or (iii) for compassionate use.

1.38 Four Quarter Period shall mean any time period of four (4) consecutive calendar quarters commencing on January 1, April 1, July 1 or October 1, as applicable.

1.39 FTE shall mean a full-time employee of a Party working over the course of a twelve (12) month period, or several employees of a Party collectively working the equivalent of such full-time employee. FTEs shall be calculated based on the time an employee of the Parties spends working on a billable effort as recorded by such Parties’ project time reporting system. An FTE is measured on the basis of a total of [***] hours per year for employees.

1.40 Fusion Protein shall mean a protein [***].

1.41 Generic Biological Product shall mean with respect to a Licensed Product in a given country, any product that (i) is sold under a Marketing Approval granted by a Regulatory Authority; (ii) contains the same mRNAs as such Licensed Product, notwithstanding minor differences in clinically inactive components such as diluents, buffers etc.; and (iii) is approved in reliance, in whole or in part, on (A) a prior Marketing Approval (or on any safety or efficacy data submitted in support of a prior Marketing Approval) of such Licensed Product or reference to other publicly available clinical data with respect to such Licensed Product, or (B) a demonstration of clinical equivalence to or interchangeability with such Licensed Product.

1.42 Good Clinical Practice or GCP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the ethical conduct of clinical trials, including without limitation the U.S. Code of Federal Regulations (CFR) Title 21, ICH GCP Guidelines E6(R1), current step 4 version, dated 10 June 1996, as amended from time to time, national legislation implementing European Community Directive 2001/20/EC of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, European Community Directive 2005/28/EC of 8 April 2005 laying down principles and detailed guidelines for good clinical practice as regards to investigational medicinal products for human use.

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1.43 Good Laboratory Practice or GLP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding quality control for laboratories to ensure the consistency and reliability of results, including without limitation the CFR Title 21, national legislation implementing European Community Directive 2004/9/EC of 11 February 2004 on the inspection and verification of good laboratory practice (GLP) as amended and European Community Directive 2004/10/EC of 11 February 2004 on the harmonization of laws, regulations and administrative provisions relating to the application of the principles of good laboratory practice and the verification of their applications for tests on chemical substances as amended, OECD Series on Principles of Good Laboratory Practice and Compliance Monitoring.

1.44 Good Manufacturing Practice or GMP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the quality control and manufacturing of pharmaceutical products, including without limitation the CFR Title 21, ICH GMP Guidelines Q7, current step 4 version, dated 10 November 2000, as amended from time to time, national legislation implementing European Community Directive 91/356/EEC of 13 June 1991 laying down the principles and guidelines of good manufacturing practice for medicinal products for human use as amended by European Community Directives 2003/94/EC, the Rules Governing Medicinal Products in the European Community, Volume 4, including annexes.

1.45 Government Official is defined in Section 9.4.1.

1.46 Improvement shall mean any Biontech Collaboration Patent which constitutes an improvement, enhancement or extension of the Biontech Background Technology and which could not be practiced without a license under a Patent Right included in the Biontech Background Technology.

1.47 IND means an Investigational New Drug application filed with the FDA or their equivalent in any country where a regulatory filing is required or obtained for commencement of human clinical trials of a pharmaceutical product.

1.48 Indemnified Party is defined in Section 10.2.

1.49 Indemnification Claim Notice is defined in Section 10.2.

1.50 Initial Research Term shall mean the initial research term as further defined in Section 2.10.1.

1.51 Intellectual Property Rights shall mean Patent Rights and Know-how.

1.52 International Financial Reporting Standards or IFRS shall mean the accounting rules and standards as issued by the International Accounting Standard Board (IASB) and as adopted by the European Union.

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1.53 Intratumoral Administration shall mean a local administration of a therapeutic directly into the Tumor [***].

1.54 Joint Collaboration Know-how shall mean all Know-how generated by either Party, their Affiliates or their subcontractors under the collaboration of the Parties under the Research Plan.

1.55 Joint Collaboration Patent is defined in Section 7.2.3(d).

1.56 Joint Collaboration Technology shall mean the Joint Collaboration Know-how and the Joint Collaboration Patents.

1.57 Joint Foreground Technology shall mean all Intellectual Property Rights made, conceived or first reduced to practice jointly by the Parties, their Affiliates or their subcontractors in the conduct of a Development plan in relation to an Option Product or a Licensed Product following the end of the Research Term.

1.58 Joint Steering Committee is defined in Section 11.2.1.

1.59 Know-how shall mean any confidential technical or scientific information, including but not limited to processes, formulae, inventions and methods, discoveries, data, information (including scientific, technical or regulatory information), trade secrets, means, practices, instructions, procedures, techniques, materials, technology, results, analyses, designs, drawings, computer programs, apparatuses, specifications, technical assistance, laboratory, pre- clinical and clinical data (including laboratory notes and notebooks), and other material or know- how, in written, electronic or any other form, whether or not patentable, that are necessary or useful to Develop or Manufacture any Mixture, Licensed Product or Option Product, including without limitation any such Know-How that relates to any method of making any Mixture, Licensed Product or Option Product, any composition or formulations of any Mixture, Licensed Product or Option Product, or any method of using or administering any Mixture, Licensed Product or Option Product, including without limitation: development technology; biology, chemistry, pharmacology, toxicology, drug stability, Manufacturing and formulation, test procedures, synthesis, purification and isolation techniques, quality control data and information, methodologies and techniques; information regarding clinical and non-clinical safety and efficacy studies, including study designs and protocols, marketing studies, absorption, distribution, metabolism and excretion studies; assays and biological methodology and other information and data which is not generally known, in each case to the extent not disclosed or claimed by a Patent Right.

1.60 Licensed Product shall mean a Licensed Product Candidate or other Mixture which has been selected for further Development and Commercialization by Sanofi pursuant to Section 2.9.

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1.61 Licensed Product Candidate shall mean a Mixture that meets the Preclinical Milestone Criteria. For the avoidance of doubt, different formulations in the Field of the same Mixture will be regarded as one Licensed Product Candidate.

1.62 Licensed Product Patents is defined in Section 7.1

1.63 Losses is defined in Section 10.1.1.

1.64 Manufacture or Manufacturing shall mean all activities in connection with the synthesis, manufacture, processing, formulating, testing (including, without limitation quality control, quality assurance and lot release testing), labeling, bulk packaging or storage and delivery of Mixture, Licensed Product Candidate or Licensed Product, or any intermediate thereof, or any finished product including any of the above.

1.65 Marketing Approval means any regulatory approval of any Regulatory Authority or other government authority of any country or jurisdiction in the world that is necessary to be obtained before the commercial sale of a pharmaceutical product for an indication in that country or jurisdiction.

1.66 Mixture shall mean two or more mRNAs administered together in the same solution [***].

1.67 mRNA shall mean messenger ribonucleic acid molecules encoding a polypeptide [***].

1.68 Net Sales shall mean the gross amounts invoiced in arms-length transactions by a Party or any of its Affiliates or any of such Party’s or such Party’s Affiliates’ (sub-)licensees to non-Affiliated customers for sales of Licensed Products or Option Products, less the following deductions for: (i) credits, price adjustments, allowances, discounts, reimbursements and rebates to, and charge backs from the account of, customers for spoiled, damaged, outdated, rejected, or returned products; (ii) freight, postage, packing, shipping and insurance costs incurred in transporting the products, to the extent such costs are itemized in the invoiced sales price; (iii) cash, quantity, and trade discounts, chargeback payments and rebates granted to managed healthcare organizations, trade customers including wholesales and chain and pharmacy buying groups, federal, state/provincial, local and other government or agencies, refunds, billing errors, and other price reductions; (iv) wholesaler fees; (v) sales, use, value-added, and other direct taxes; (vi) customs duties, surcharges, and other governmental charges incurred in connection with the exportation or importation of the products; (vii) bad debt and uncollectable invoiced amounts actually written off; and (viii) that portion of the annual fee on prescription drug manufacturers imposed by the United States Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) or other similar governmental fee based on revenues from pharmaceutical products that a Party allocates to sales of the Licensed Products or Option Products in accordance with its policies and procedures; all as determined in accordance with International Financial Reporting Standards consistently applied. If a Party

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receives non-cash consideration or in the case of transactions not at arm’s length, Net Sales will be calculated based on the fair market value of such consideration or transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business. Notwithstanding the foregoing, Net Sales shall not be imputed to any transfer of a product for use in clinical trials, non-clinical development activities (e.g. material transfer agreements) or other development activities with respect to a product by or on behalf of the respective Party, for bona fide charitable purposes or for compassionate use, if no monetary consideration is received for such transfers.

1.69 Non-Enforcing Party is defined in Section 7.4.3(b).

1.70 Option Product shall mean a Biontech Option Product or a Sanofi Option Product, or any or all of them, as applicable.

1.71 Party Representatives is defined in Section 9.4.1.

1.72 Patent Rights shall mean (i) all patent applications filed or having legal force in any country or jurisdiction, including all provisional patent applications; (ii) all patents that have issued or in the future will be issued from such applications, including without limitation method, process, utility, model and design patents and certificates of invention; and (iii) all divisionals, continuations, continuations in part, supplement protection certificates, reissues, reexaminations, renewals, extensions or additions to any such patent application and patents.

1.73 Patient Population shall mean, with respect to any Licensed Product, the targeted patient population as defined in (i) the respective draft or approved study protocol for a Phase II Clinical Trial or Phase III Clinical Trial or (ii) the respective draft or approved product label (as approved by the competent Regularory Authority).

1.74 [***].

1.75 Phase I Clinical Trial shall mean a human clinical trial that is conducted to evaluate the preliminary safety, tolerability and pharmacokinetics effect of a drug in healthy volunteer subjects or patients in accordance with the requirements of 21 CFR 312.21(a) or foreign equivalents. Typical elements of a Phase I Clinical Trial are described in more detail in Section 3.1.3.1 of ICH Topic E8 (GENERAL CONSIDERATIONS FOR CLINICAL TRIALS).

1.76 Phase I/II Clinical Trial shall mean a human clinical trial which has the following two (2) main objectives: (i) determining preliminary safety and (ii) determining preliminary efficacy parameters in appropriate patients.

1.77 Phase II Clinical Trial shall mean a potentially controlled human clinical trial involving a sufficient number of patients with the disease or condition of interest to obtain sufficient efficacy and safety data of a candidate drug in the targeted patient population to support a Phase III Clinical Trial of a candidate drug for its intended use, and to define the optimal dosing regimen, such as trials referred to in 21 C.F.R. §312.21(b) and foreign equivalents. Typical elements of a Phase II Clinical Trial are described in more detail in Section 3.1.3.2 of ICH Topic E8 (GENERAL CONSIDERATIONS FOR CLINICAL TRIALS).

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1.78 Phase III Clinical Trial shall mean a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest intended to obtain sufficient efficacy and safety data to support Marketing Approval of a candidate drug whether or not designated as “Phase III”, such as trials referred to in 21 C.F.R. §312.21(c) and foreign equivalents. Typical elements of a Phase III Clinical Trial are described in more detail in Section 3.1.3.3 of ICH Topic E8 (GENERAL CONSIDERATIONS FOR CLINICAL TRIALS).

1.79 Preclinical Milestone Criteria shall mean the criteria described in Schedule A.

1.80 Process Development and Supply Agreement is defined in Section 3.3.1.

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1.81 Product Sublicense Agreement shall mean a (sub)license agreement between a Party and a (sub)licensee, as permitted under Section 7.3.4(b) under which such (sub)licensee shall obtain the right to Develop and/or Commercialize a Licensed Product or an Option Product.

1.82 Proof of Concept or POC shall mean molecular evidence of immune modulator activity and/or signs of clinical activity as outlined in the objectives of a Phase I Clinical Trial, a Phase I/II Clinical Trial or a Phase II Clinical Trial (if such Phase II Clinical Trial is required before initiating a Phase III Clinical Trial).

1.83 Receiving Party is defined in Section 8.1.

1.84 Regulatory Authority means any federal, national, multinational, state, county, city, provincial, or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, Commercialization, manufacture or sale of a pharmaceutical product in any country of the world, including without limitation the FDA in the United States and the EMA in the EU.

1.85 Research Phase shall mean the phase of research activities of the Parties under the Research Plan as set forth in Section 2.

1.86 Research Plan shall mean a written research work plan which describes the work to be performed in the Research Phase, an initial copy of which is attached hereto as Schedule B.

1.87 Research Term shall mean the Initial Research Term and any extension period pursuant to Section 2.10.2, if applicable.

1.88 Royalty Term shall mean on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the First Commercial Sale of the Licensed Product and ending on the later of: (i) the tenth (10th) anniversary of the date of the First Commercial Sale of such Licensed Product in such country; (ii) the expiration of the last to expire Valid Patent Claim [***]. (iii) the expiration of regulatory data exclusivity [***] and (iv) market entry [***] of a Generic Biological Product to such Licensed Product [***] in such country. This definition shall apply mutatis mutandis to any royalty payment obligation incurred by either Party pursuant to Sections 12.4.2(c) and 12.4.5(c) in connection with the termination of any co-Development and/or co-Commercialization rights or obligations with respect to an Option Product.

1.89 Sanofi Background Technology shall mean Background Technology Controlled by Sanofi.

1.90 Sanofi Foreground Technology shall mean all Intellectual Property Rights made, conceived and first reduced to practice by Sanofi alone or with a Third Party in the conduct of the Development and Commercialization of (a) Licensed Products in the Field or (b) Option Products, in each case following the end of the Research Term.

1.91 Sanofi Indemnitee is defined in Section 10.1.2.

1.92 Sanofi Option Combination Product is defined in Section 4.2.3.

1.93 Sanofi Option Product shall mean any Biontech Field Mixture, Biontech Non-Field Mixture, Sanofi Option Combination Product or Licensed Product in relation to which Sanofi has exercised its co-Development and co-Commercialization option in accordance with Section 4.2.1, 4.2.2, 4.2.3 or 4.2.4, as applicable.

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1.94 Sanofi Royalties are defined in Section 6.8.1.

1.95 Sanofi Technology shall mean (i) the Sanofi Background Technology, and (ii) Sanofi’s interest in the Joint Collaboration Technology, but excluding for the avoidance of doubt the Sanofi Foreground Technology.

1.96 Sanofi Transferred Product is defined in Section 12.4.5.

1.97 Selection Term shall mean the time period between the Effective Date and the last day on which Sanofi may still select a Licensed Product pursuant to Section 2.9. For the avoidance of doubt, the Selection Term shall end upon the earlier of [***].

1.98 Single mRNA shall mean [***].

1.99 Third Party shall mean any person or entity other than the Parties and their respective Affiliates.

1.100 Third Party Claim is defined in Section 10.1.1.

1.101 Tumor shall mean any solid neoplasm.

1.102 Valid Patent Claim means an unexpired claim of an issued patent (including any extension thereof pursuant to patent term extension or a supplementary protection certification or similar proceedings) which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision (including a decision that was not appealed within the time allotted for an appeal) of a court or other authority in the subject country.

2. Research Phase—Generation of Licensed Product Candidates.

2.1 Goal of Research Phase. The goal of the Research Phase is to identify, characterize and validate, in accordance with the Research Plan, up to five (5) Licensed Product Candidates from which Sanofi may then select Licensed Products for further Development and Commercialization.

2.2 Conduct of Research. The initial Research Plan is attached hereto as Schedule B. Either Party may recommend changes to the Research Plan at any time; provided however, that such change shall only be effective upon the approval of the Joint Steering Committee in accordance with Section 11.2; and provided further that, except with respect to Fusion Proteins, Sanofi may in its sole discretion decide to modify the list of mRNAs to be evaluated under the Research Plan.

2.3 General Obligations of the Parties. During the Research Term, Biontech shall (i) use its Commercially Reasonable Efforts to identify, characterize and validate up to five (5) Licensed Product Candidates in accordance with the Research Plan, (ii) perform all other tasks and obligations assigned to it in the Research Plan in good scientific manner and in compliance with all Applicable Laws, and (iii) contribute such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the Research Plan and to achieve efficiently the objectives thereof. Sanofi shall (i) provide all reasonable assistance to Biontech in connection with Biontech’s performance of the Research Plan and (ii) provide to Biontech such materials and information required to be provided by Sanofi under the Research Plan. Each Party will bear its own costs and expenses incurred in the performance of the tasks assigned to it in the Research Plan.

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2.4 Results and Reporting during Research Phase. Biontech shall keep Sanofi fully informed as to its progress, results (including the development of any technology or inventions), status and plans for performing and implementing the Research Plan. Such information shall be given by periodic, informal oral reports, and by a quarterly written report delivered not later than [***] following the end of every calendar quarter during which any activities are performed under the Research Plan.

2.5 Maintenance of Records. Biontech shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall reflect the work done and the results achieved in the performance of the Research Plan in a reasonable level of detail customary for companies engaged in pharmaceutical research. Biontech shall make such records available for inspection upon reasonable written request of Sanofi for the purpose of ensuring Biontech’s compliance with its research obligations hereunder. Upon request by Sanofi, Biontech shall deliver to Sanofi copies of all records described in this Section.

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2.6 Subcontracting during Research Phase. Either Party may perform some or all of its obligations under the Research Plan through any of its Affiliates or one or more Approved Subcontractors; provided that (i) none of the rights of the other Party hereunder are diminished or are otherwise adversely affected as a result of such subcontracting and (ii) the Affiliate or Approved Subcontractor undertakes in writing all obligations of confidentiality and non-use regarding both Parties’ Confidential Information which are substantially the same as those undertaken by the Parties hereunder. In the event that a Party performs one or more of its obligations under the Research Plan through any such Affiliate or Approved Subcontractor, then such Party shall at all times be responsible for the performance by such Affiliate or Approved Subcontractor of such Party’s obligations hereunder.

2.7 Supply of mRNA constructs. As part of its obligations under this Agreement, Biontech shall provide at no charge to Sanofi all Mixtures or mRNA components of the Mixtures required for the research and Development of Licensed Product Candidates up to the completion of the respective GLP toxicology studies.

2.8 Review of Licensed Product Candidates by Joint Steering Committee. Each Party may at any time during the Research Term propose that one or more Mixtures which meet the Preclinical Milestone Criteria are approved by the Joint Steering Committee as Licensed Product Candidates, by submitting documents supporting the achievement of the Preclinical Milestone Criteria to the Joint Steering Committee. Upon such submission, the Joint Steering Committee will review and confirm in good faith whether the proposed Mixture(s) meet the Preclinical Milestone Criteria and are therefore approved as Licensed Product Candidates within reasonable time not to exceed [***] after the submission and will render its decision in writing. If the Joint Steering Committee cannot make a unanimous decision within the above mentioned period and the Parties cannot otherwise agree on whether a proposed Mixture meets the Preclinical Milestone Criteria despite having gone through the dispute resolution procedures set forth in Section 13.7, the Parties shall through the Joint Steering Committee engage an independent Third Party expert with appropriate expertise and reputation in the relevant subject matter, that is reasonably acceptable to both Parties (the Expert), for the sole purpose of determining whether the proposed Mixture meets the Preclinical Milestone Criteria. If the Joint Steering Committee cannot agree on the Expert, each Party shall be entitled to appoint one expert and the two experts so appointed shall collectively designate the Expert. The Expert shall execute a customary confidentiality agreement and agree to render its determination with [***] after the engagement. Each Party shall bear fifty percent (50%) of the costs incurred in the engagement of the Expert. The determination of the Expert shall be binding on both Parties.

2.9 Selection of Licensed Products by Sanofi. With respect to each Licensed Product Candidate approved pursuant to Section 2.8, Sanofi may at its sole discretion decide to conduct GLP toxicology studies in non-human primates or other relevant species and, if Sanofi decides to conduct such studies with respect to a Licensed Product Candidate, Sanofi shall complete such studies within [***] after delivery of the relevant Licensed Product Candidate material. Sanofi may at any time during the Research Term or thereafter, however at the latest within the earlier of [***] after completion of the respective GLP toxicology studies (as characterized by the issuance of the corresponding final GLP toxicology report) and

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[***] months after delivery of the relevant Licensed Product Candidate material, by written notice to Biontech and subject to the payment of the selection fees pursuant to Section 6.6, select Licensed Products from Licensed Product Candidates or other Mixtures (up to a maximum amount of five (5) Licensed Products) for further Development and Commercialization in accordance with this Agreement. For clarity, Sanofi may also select as a Licensed Product, at the end of the Selection Term, any Licensed Product Candidate that was previously reviewed under Section 2.8 and not selected as a Licensed Product at that time. For the avoidance of doubt, any decision by Sanofi to select a Licensed Product from Licensed Product Candidates or other Mixtures under this Section 2.9 shall always be at Sanofi’s sole discretion.

2.10 Research Term.

[***].

3. Development and Commercialization of Licensed Products.

3.1 Development and Commercial Activities.

3.1.1 By Sanofi for Licensed Products. After selection of a Licensed Product, Sanofi shall be responsible, and shall bear all costs and expenses (except as expressly set forth otherwise in this Agreement), for all further Development work and Commercialization activities for such Licensed Product in the Field. Sanofi shall use Commercially Reasonable

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Efforts to Develop and Commercialize at least one therapeutic product encompassing a Licensed Product in the Field in the United States of America or the European Union. Sanofi may, at its sole discretion, discontinue the Development and Commercialization of any Licensed Product at any time for any reason, and Sanofi will promptly notify Biontech of such decision in writing. Upon such notice, Biontech may request that the discontinued Licensed Product becomes a Biontech Transferred Product in which case Section 12.4.2 shall apply mutatis mutandis.

3.1.2 Under Co-Development Options. To the extent Sanofi and/or Biontech exercise any of their co-Development options pursuant to Sections 4.1 or 4.2, the provisions of Section 3.1.1 above shall apply mutatis mutandis to the Development obligations of either Party in relation to the relevant Option Product. Further details of such Development obligations will be agreed in the relevant Development agreement pursuant to Section 4.1.1 or 4.2.5(a).

3.2 Results and Reporting – Pharmacovigilance.

3.2.1 By Sanofi. Following the commencement of the Sanofi Development and Commercialization activities, Sanofi shall keep Biontech reasonably informed as to its progress results (including the development of any technology or inventions, the summary results of any key studies when available, or the occurrence of any adverse event), status and plans for fulfilling such activities, by delivering to Biontech a [***] written report delivered not later than [***] following the end of every [***] during which any such activities are performed. Sanofi shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall reflect the work done and the results achieved in the performance of the Sanofi Development and Commercialization activities in a reasonable level of detail.

3.2.2 Under Co-Development Agreements. To the extent Sanofi and/or Biontech exercise any of their co-Development options pursuant to Sections 4.1 or 4.2, the Parties will agree on specific reporting obligations within the framework of the Development agreement to be negotiated pursuant to Section 4.1.1 or 4.2.5(a).

3.2.3 Pharmacovigilance. Prior to any clinical Development activities conducted by any of the Parties under this Agreement, the Parties agree to negotiate and execute a Safety Data Exchange Agreement (the “SDEA”) which will describe the responsibilities and detailed procedures to be followed by the Parties to ensure safety surveillance for Licensed Products, Option Products and Discarded Mixtures under this Agreement as well as safety reporting obligations. In the meantime, the Parties shall promptly exchange any information related to safety for any Licensed Product, Option Product or Discarded Mixtures.

3.3 Manufacturing and Supply.

3.3.1 Phase I Clinical Batches. Biontech shall Manufacture and supply to Sanofi, at Sanofi’s expense, clinical batches of the final drug product (including fill and finish) necessary to conduct Phase I Clinical Trials for all Licensed Products [***] after Sanofi has conducted a satisfactory quality audit of Biontech’s Manufacturing site(s). The details of such supply shall be agreed between the Parties sufficiently in advance to permit Biontech the proper planning of the relevant Manufacturing in accordance with its usual business practices. All such clinical batches will be supplied under a Process

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Development and Supply Agreement, including at least the terms and conditions attached as Schedule C hereto, and a Quality Agreement, to be both entered into by the Parties within [***] from the Effective Date. For the avoidance of doubt, Biontech’s obligation under this Section 3.3.1 shall apply only to the first clinical batch for the first Phase I Clinical Trial for each Licensed Product; for any further clinical batches, the commercial terms set forth in Section 3.3.2 below shall apply mutatis mutandis.

3.3.2 Phase II Clinical Batches. For each Licensed Product for which Biontech has Manufactured and supplied clinical batches for Phase I Clinical Trials pursuant to Section 3.3.1, Biontech shall also Manufacture and supply to Sanofi all clinical batches of the final drug product (including fill and finish) necessary to conduct Phase II Clinical Trials for such Licensed Product (based on a price so determined as to provide Biontech with [***]. All such clinical batches will be supplied under the Process Development and Supply Agreement and Quality Agreement to be entered into by the Parties pursuant to Section 3.3.1.

3.3.3 Phase III Clinical Batches and Commercial Batches. In addition, subject to Section 3.3.4, Biontech shall have the right to Manufacture and supply to Sanofi (i) all clinical batches of the final drug product (including fill and finish) necessary to conduct Phase III Clinical Trials for such Licensed Product and (ii) commercial batches of final drug products (including fill and finish) required for the Commercialization of Licensed Products, on an exclusive basis and subject to separate supply and quality agreements at market standard terms and conditions to be negotiated and agreed in good faith between the Parties on a product-by- product basis following completion of Phase I Clinical Trials (or Phase I/II Clinical Trials, as applicable) of the respective Licensed Product. For the purposes of this Section 3.3.3, exclusive shall mean that Sanofi may not Manufacture itself or through Affiliates (subject to Section 3.3.4 below), and may not engage any Third Party Manufacturer with the Manufacture and supply of, drug products (including active ingredients and other intermediates) required for the Phase III Clinical Trials or Commercialization of Licensed Products.

3.3.4 Take-over of Manufacturing by Sanofi. Following completion of Phase I Clinical Trials (or Phase I/II Clinical Trials, as applicable) for a Licensed Product, Sanofi shall review, in cooperation with Biontech, whether and to what extent it wishes to Manufacture final drug product (including fill and finish) necessary to conduct Phase III Clinical Trials and/or the Commercialization of Licensed Products and may decide, on a Licensed Product-by- Licensed Product basis, to transfer the Manufacture of any such final drug product (or any active ingredient or intermediate thereof) to Sanofi or any of its Affiliates. If Sanofi makes any such decision, it shall promptly inform Biontech thereof in writing. In such event, the Parties shall agree on a transfer plan to transfer all relevant Manufacturing processes to Sanofi or the relevant Affiliate and Biontech shall reasonably assist Sanofi in such transfer process, provided that Biontech may apply appropriate measures to protect its proprietary manufacturing and process know-how. In addition, the following shall apply:

(a) If, at the time of the decision by Sanofi to assume Manufacturing of the Licensed Products, Biontech (X) can show that it has successfully passed FDA and EMA inspections for the commercial supply of any biologic pharmaceutical product, (Y) is prepared to offer, according to plans previously approved by Biontech’s Managing Directors (Geschäftsführer), sufficient capacity and resources (human and financials) to supply the required volumes of the relevant final drug product to Sanofi, and (Z) offers reasonable commercial rates for its supply of such volumes ([***]), Sanofi shall make the following payments to Biontech:

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(i) [***] per Licensed Product for [***] Licensed Products for which any Manufacturing shall be transferred to Sanofi or its Affiliates, of which (X) [***] shall be payable within [***] of Sanofi’s notification of its decision to transfer such Manufacturing and (Y) [***] shall be payable within [***] of the first Marketing Approval for such Licensed Product;

(ii) [***] per Licensed Product for any Licensed Product after the [***] Licensed Products for which any Manufacturing shall be transferred to Sanofi or its Affiliates, of which (X) [***] shall be payable within [***] of Sanofi’s notification of its decision to transfer such Manufacturing and (Y) [***] shall be payable within [***] of the first Marketing Approval for such Licensed Product;

(iii) On a Licensed Product-by-Licensed Product basis, (x) [***] per each [***] Term following Marketing Approval during which the Net Sales of the Licensed Product are equal to or more than [***] but less than [***], or (y) [***]. per each [***] Term following Marketing Approval during which the Net Sales of the Licensed Product are above [***]; each such payment, where due, shall be made within [***] after the end of the respective [***] Term following Marketing Approval during which such Licensed Product reaches the required level of Net Sales, for the [***] consecutive [***] Terms immediately following Marketing Approval; and

(iv) Reimbursement of all reasonable costs incurred by Biontech in connection with the relevant Manufacturing transfer (payable quarterly after receipt of an appropriate invoice from Biontech).

(b) If the conditions set forth in sub-section (a) (X) to (Z) above are not met by Biontech, Sanofi shall not be obliged to make any payments to Biontech in connection with the relevant Manufacturing transfer except that Sanofi shall reimburse to Biontech all reasonable costs incurred by Biontech in connection with such Manufacturing transfer (provided, however, that Sanofi shall not be obliged to reimburse such costs if and to the extent the Manufacturing transfer is required because Biontech has failed to offer the relevant Manufacturing and supply at commercially reasonable rates (based on a price so determined as to provide Biontech with an [***] and provided further that any dispute on whether such failure has occurred shall first be escalated to the Joint Steering Committee and a resolution of the dispute has to be sought according to the procedures set forth in Section 13.7).

(c) Except with Biontech’s prior written consent, Sanofi shall not be entitled to engage any Third Party Manufacturer with the Manufacture and supply of any mRNA or any active ingredient required for the Development and/or Commercialization of Licensed Products and shall not have the right to disclose, transfer or otherwise make available to any Third Party any Manufacturing know-how related thereto and disclosed by Biontech within the framework of the Manufacturing transfer or otherwise under this Agreement. For the avoidance of doubt, the foregoing prohibition shall not prevent Sanofi from engaging a Third Party Manufacturer with fill and finish and/or formulation manufacturing of Phase III and/or Commercialization batches of Licensed Products.

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3.3.5 Subcontracting. Biontech may subcontract all or part of the Manufacture and supply set forth in Section 3.3: (a) to any of its Affiliates (in particular: [***]) without Sanofi’s consent or (b) to any Third Party, upon prior written notice to Sanofi and subject to Sanofi prior consent (not to be unreasonably withheld); provided, that under either circumstance described under (a) or (b) above, (i) none of the rights of Sanofi hereunder are diminished or are otherwise adversely affected as a result of such subcontracting, (ii) the subcontractor undertakes in writing all obligations of confidentiality and non-use regarding both Parties’ Confidential Information which are substantially the same as those undertaken by the Parties hereunder, (iii) Biontech shall at all times be responsible for the performance by such subcontractor of such Biontech’s obligations hereunder, and (iv) Biontech shall cause each subcontractor to accept being audited by Sanofi on terms essentially similar to Section 4.5 hereof.

3.3.6 Information on Technical Development and Manufacturing. Biontech shall keep the JSC fully informed as to its progress, results (including the development of any technology or inventions), status and plans for performing and implementing Manufacturing activities hereunder, and any decisions relating to such Manufacturing activities shall be made unanimously, with (i) Sanofi having final decision making with respect to the Manufacturing process to be used for any Licensed Product which is under Sanofi’s regulatory responsibility and (ii) Biontech having final decision making with respect to the Manufacturing process to be used for any Licensed Product which is under Biontech’s regulatory responsibility. Biontech shall provide information to the JSC by periodic, informal oral reports, and by a [***] written report delivered not later than [***] following the end of every calendar [***] during which any activities are performed under the Research Plan.

3.3.7 Manufacturing of Option Products. Except as may be otherwise mutually agreed between the Parties in any Development agreement, the provisions of this Section 3.3 shall apply mutatis mutandis to the Manufacture of any Option Product.

4. Co-Development and Co-Commercialization.

4.1 Biontech Option Products. Biontech has the option, exercisable once per Licensed Product by written notice to Sanofi prior [***] such Licensed Product (which shall be notified by Sanofi to Biontech in writing no less than [***] for the Biontech Territory, to co-Develop and co-Commercialize such Licensed Product in the Field in the Biontech Territory, up to a maximum of two (2) Licensed Products and subject to the payment of the option exercise fee pursuant to Section 6.4.1 (upon the exercise of such option such Licensed Products to become, with respect to the countries of the Biontech Territory, the Biontech Option Products). Any such option shall be exercised by Biontech in writing within [***]. upon Biontech’s receipt of Sanofi’s IND filing notice. With respect to each Biontech Option Product:

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4.1.1 The Parties shall without undue delay after Biontech having exercised the option pursuant to Section 4.1 in good faith negotiate a Development agreement setting forth the Development work to be performed by each Party, as well as budgets, timelines, allocation of FTEs, governance, subcontracting and other relevant items. Each such Development agreement shall include provisions pursuant to which Sanofi shall have final decision on any Development matters relating to Biontech Option Products;

4.1.2 Sanofi shall own all clinical data generated in the co-Development of Biontech Option Products, and shall grant Biontech the right [***]

4.1.3 Biontech shall at least [***] before the anticipated start of any pivotal clinical trial that may be used for BLA filing to a Regulatory Authority provide Sanofi with a detailed written memorandum describing Biontech then current resources and capabilities that Biontech plans to dedicate to the conduct of its co-Development and co- Commercialization activities. The Parties shall on that basis in good faith negotiate and enter into a Commercialization agreement which shall be consistent with the applicable provisions of this Agreement [***]. Each such Commercialization agreement shall include provisions pursuant to which Sanofi shall have final decision on any Commercialization related matters with respect to Biontech Option Products;

4.1.4 Sanofi shall book all sales of the Biontech Option Product worldwide;

4.1.5 All Biontech Option Products to be sold in the Biontech Territory shall be co-branded with Biontech’s and Sanofi’s brand which shall appear on each product labelling and packaging with equal visibility, subject to branding guidelines to be set forth in the applicable Commercialization agreement;

4.1.6 The Parties shall on a country-by-country basis share (i) all costs which are incurred in the Development or Commercialization of each Biontech Option Product after the exercise of the relevant option, and (ii) all profits generated in the Commercialization of each Biontech Option Product (such profits to be calculated in accordance with Sanofi’s consistent business practices, unless otherwise agreed in the relevant Development and/or Commercialization agreement pursuant to Sections 4.1.1 and 4.1.3), pursuant to the following key:

[***]

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4.1.7 Further details of the cost and profit sharing, including without limitation (i) reimbursements procedures between the Parties for costs which exceed one Party’s agreed cost share and (ii) guidelines for the determination of costs and profits of either Party, shall be agreed in the relevant Development and/or Commercialization agreement.

4.2 Sanofi Option Products.

4.2.1 Sanofi Option on Mixtures in the Field. If Biontech alone or in collaboration with an Affiliate or a Third Party develops a Mixture in the Field which is not a Licensed Product but which includes [***] of mRNAs of a Licensed Product (Biontech Field Mixture), Sanofi has the exclusive option to co-Develop and co- Commercialize such Biontech Field Mixture on a worldwide basis, subject to the terms and conditions of this Section 4.2.1. The option shall be exercisable by written notice to Biontech at the following opt-in points: (a) prior to initiation of the first research program for such Biontech Field Mixture (which shall be notified by Biontech to Sanofi in writing no less than [***] prior to the intended date of initiation, with the Early Opt-in Package joined to such notification) and subject to payment of [***] of the option exercise fee pursuant to Section 6.4.2; and (b) if Sanofi has rejected or failed to exercise the option at the opt-in point indicated under (a) above, prior to the [***] of such Biontech Field Mixture (which shall be notified by Biontech to Sanofi in writing no less than [***] prior to the intended date of [***]) and subject to the payment of [***] of the option exercise fee pursuant to Section 6.4.2, provided that [***] has occurred within [***] after selection of the corresponding Licensed Product. For the purposes of this Section 4.2.1, “exclusive option” shall mean that Biontech or any of its Affiliates may not Commercialize a Biontech Field Mixture or enter into any arrangement with any Third Party to Commercialize a Biontech Field Mixture without having first complied with the provisions of this Section 4.2.1. Any such option shall be exercised by Sanofi in writing within [***] upon Sanofi’s receipt of Biontech’s respective notice as indicated in (a) and (b) above. Subject to the provisions of Section 4.6 below, Biontech shall be free to conduct Development or Commercialization of any Biontech Field Mixture without any further option rights of Sanofi after Sanofi has finally declined or failed to exercise the two-step option according to the foregoing terms and conditions.

4.2.2 Sanofi Option on Mixtures outside the Field. If Biontech alone or in collaboration with an Affiliate or a Third Party Develops outside of the Field a Mixture which is not a Licensed Product but which includes [***] of mRNAs of a Licensed Product (but excluding, for the avoidance of doubt, any Sanofi Option Combination Products) (Biontech Non-Field Mixture), Sanofi has the exclusive option to co-Develop and co- Commercialize such Biontech Non-Field Mixture on a worldwide basis, subject to the terms and conditions of this Section 4.2.2. The option shall be exercisable by written notice to Biontech at the following opt-in points: (a) prior to initiation of the first research program for such Biontech Non-Field Mixture (which shall be notified by Biontech to Sanofi in writing no less than [***] prior to the intended date of initiation, with the Early Opt-in Package joined to such notification) and subject to payment of [***] of the option exercise fee pursuant to Section 6.4.3; and (b) if Sanofi has rejected or failed to exercise the option at the opt-in point indicated under (a) above, prior to [***] of such Biontech Non-Field Mixture (which shall be notified by Biontech to Sanofi in writing no later than [***] prior to the intended date [***]) and subject to the payment of [***] of the option exercise fee pursuant to Section 6.4.3, provided that [***] has occurred within [***] after selection by Sanofi of the corresponding Licensed Product according to Section 2.9. For the purposes of this Section 4.2.2, “exclusive option” shall mean that Biontech or any of its

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Affiliates may not Commercialize a Biontech Non-Field Mixture or enter into any arrangement with any Third Party to Commercialize a Biontech Non-Field Mixture without having first complied with the provisions of this Section 4.2.2. Any such option shall be exercised by Sanofi in writing within [***] upon Sanofi’s receipt of Biontech’s respective notice as indicated in (a) and (b) above. Subject to the provisions of Section 4.6 below, Biontech shall be free to conduct Development or Commercialization of any Biontech Non-Field Mixture without any further option rights of Sanofi after Sanofi has finally declined or failed to exercise its two- step option according to the foregoing terms and conditions.

4.2.3 Sanofi Option on Combination Products. If Biontech alone or in collaboration with an Affiliate or a Third Party develops a combination product which (i) is administered by [***] (ii) comprises both a [***] of a Licensed Product for the treatment of [***] and (iii) is formulated as [***] (such product, a Sanofi Option Combination Product), Sanofi has the exclusive option to co-Develop and co- Commercialize such Sanofi Option Combination Product on a worldwide basis, subject to the terms and conditions of this Section 4.2.3. The option shall be exercisable by written notice to Biontech at the following opt-in points: (a) prior to initiation of the first research program for such Sanofi Option Combination Product (which shall be notified by Biontech to Sanofi in writing no less than [***] prior to the intended date of initiation, with the Early Opt-in Package joined to such notification) and subject to payment of [***] of the option exercise fee pursuant to Section 6.4.4; and (b) if Sanofi has rejected or failed to exercise the option at the opt-in point indicated under (a) above, prior to the [***] for the considered Sanofi Option Combination Product (which shall be notified by Biontech to Sanofi in writing no less than [***] before [***], and subject to the payment of [***] of the option exercise fee pursuant to Section 6.4.4, provided that an IND filing has occurred within [***] from the date on which Sanofi selected the corresponding Licensed Product. Any such option shall be exercised by Sanofi in writing within [***] upon Sanofi’s receipt of Biontech’s respective notice as indicated in (a) and (b) above. For the purposes of this Section 4.2.3, “exclusive option” shall mean that Biontech or any of its Affiliates may not Commercialize a Sanofi Option Combination Product or enter into any arrangement with any Third Party to Commercialize a Sanofi Option Combination Product without having first complied with the provisions of this Section 4.2.3. Subject to the provisions of Section 4.6 below, Biontech shall be free to conduct Development or Commercialization of any Sanofi Option Combination Product without any further option rights of Sanofi after Sanofi has finally declined or failed to exercise its two-step option according to the foregoing terms and conditions. [***].

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4.2.4 Sanofi Option on Licensed Product outside the Field. If Biontech alone or in collaboration with an Affiliate or a Third Party Develops a Licensed Product outside of the Field, Sanofi has the exclusive option to co-Develop and co-Commercialize such Licensed Product outside of the Field on a worldwide basis, subject to the terms and conditions of this Section 4.2.4. The option shall be exercisable by written notice to Biontech at the following opt-in points: (a) prior to initiation of the first research program for such Licensed Product outside of the Field (which shall be notified by Biontech to Sanofi in writing no less than [***] prior to the intended date of initiation, with the Early Opt-in Package joined to such notification) and subject to payment of [***] of the option exercise fee pursuant to Section 6.4.5; and (b) if Sanofi has rejected or failed to exercise the option at the opt-in point indicated under (a) above, prior to the [***] for such Licensed Product (which shall be notified by Biontech to Sanofi in writing promptly no later than [***]. prior to the [***].) and subject to the payment of [***] of the option exercise fee pursuant to Section 6.4.5, provided that [***] has occurred (a) within [***] after selection of the corresponding Licensed Product for Development in the Field pursuant to Section 2.9, or (b) before Sanofi has obtained the first Marketing Approval for the corresponding Licensed Product in the United States of America (whichever of (a) or (b) is later). For the purposes of this Section 4.2.4, “exclusive option” shall mean that Biontech or any of its Affiliates may not Commercialize a Licensed Product outside the Field or enter into any arrangement with any Third Party to Commercialize a Licensed Product outside the Field without having first complied with the provisions of this Section 4.2.4. Any such option shall be exercised by Sanofi in writing within [***] upon Sanofi’s receipt of Biontech’s respective notice as indicated in (a) and (b) above. Subject to the provisions of Section 4.6 below, Biontech shall be free to conduct Development or Commercialization of any Licensed Product outside the Field without any further option rights of Sanofi after Sanofi has finally declined or failed to exercise its two-step option according to the foregoing terms and conditions.

4.2.5 General Rules for Sanofi Option Products. With respect to each Sanofi Option Product:

(a) The Parties shall without undue delay after Sanofi having exercised the option pursuant to Section 4.2.1, 4.2.2, 4.2.3 or 4.2.4, as applicable, in good faith agree on a Development agreement setting forth the Development work to be performed by each Party, as well as budgets, timelines, allocation of FTEs, governance, subcontracting and other relevant items; each such Development agreement shall include provisions pursuant to which:

(i) Sanofi shall have final decision on any Development matters relating to Sanofi Option Products that are Licensed Products or Biontech Field Mixtures (provided that, for the avoidance of doubt, Sanofi shall always exercise Commercially Reasonable Efforts in the Development of such Sanofi Option Product);

(ii) Biontech shall have final decision on any Development matters relating to Sanofi Option Combination Products (provided that, for the avoidance of doubt, Biontech shall always exercise Commercially Reasonable Efforts in the Development of such Sanofi Option Combination Product);

(iii) Any decision on any Development matters relating to Sanofi Option Products that are Biontech Non-Field Mixtures shall be made unanimously or, in case where a consensus cannot be achieved, by a Third Party Expert (and the procedure set forth in Section 2.8 shall apply mutatis mutandis);

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(b) The Party having responsibility and final decision-making with respect to Development of a Sanofi Option Product shall own all clinical data generated in the co-Development of that Sanofi Option Products, and shall grant the other Party the right to access, use and reference such clinical data to the extent necessary or useful for the Development or Commercialization of any Licensed Product, Discarded Mixture or Option Product.

(c) The Parties shall at least [***] before the anticipated start of any pivotal clinical trial that may be used for BLA filing to a Regulatory Authority in good faith negotiate and enter into a Commercialization agreement which shall be consistent with the applicable provisions of this Agreement; each such Commercialization agreement shall include provisions pursuant to which:

(i) Sanofi shall have final decision on any Commercialization matters relating to Licensed Products and Sanofi Option Products that are Biontech Field Mixtures;

(ii) Biontech shall have final decision on any Commercialization matters relating to Sanofi Option Combination Products;

(iii) Any decision on any Commercialization matters relating to Sanofi Option Products that are Biontech Non-Field Mixtures shall be made unanimously or, in case where a consensus cannot be achieved, by a Third Party Expert (and the procedure set forth in Section 2.8 shall apply mutatis mutandis);

(d) Biontech shall book all sales of the Sanofi Option Products worldwide;

(e) All Sanofi Option Products shall be co-branded with Biontech’s and Sanofi’s brand which shall appear on each product packaging with equal visibility, subject to branding guidelines to be set forth in the applicable commercialization agreement;

(f) The Parties shall on a country-by-country basis share [***] (i) all costs which are incurred in the Development or Commercialization of each Sanofi Option Product after the exercise of the relevant option and (ii) all profits generated in the Commercialization of each Sanofi Option Product (such profits to be calculated in accordance with Biontech’s consistent business practices, unless otherwise agreed in the relevant Development and/or Commercialization agreement pursuant to Sections 4.2.5(a) and 4.2.5(c)). Further details of the cost and profit sharing, including without limitation (i) reimbursements procedures between the Parties for costs which exceed one Party’s agreed cost share and (ii) guidelines for the determination of costs and profits of either Party, shall be agreed in the relevant Development and/or Commercialization agreement.

4.3 No Transfer of Rights to Option Products. If and insofar as a Party has exercised its option rights under Sections 4.1 or 4.2, neither Party shall be entitled to transfer or sublicense its rights in relation to the relevant Option Product to any Third Party without the other Party’s prior written consent.

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4.4 [***]

4.5 Audit Rights. Each Party shall make all records as may be reasonably necessary to verify the accuracy of the costs associated to its Development and Commercialization activities available for inspection by an independent auditor of a nationally recognized auditing firm, upon reasonable written request of the other Party (but not more than [***] per calendar year). The Party requesting the audit shall pay all audit expenses; provided however, that in the event the audit reveals a greater than [***] shortfall in the amounts owed by the audited Party during the relevant period, the audited Party shall pay all audit expenses. All information subject to review under this Section 4.5 shall be treated as confidential, and the Party requesting the audit shall cause its accounting firm to retain all such information in confidence under Section 8 below.

4.6 Restrictive Covenant. Notwithstanding anything to the contrary herein, neither Biontech nor any of its Affiliates shall, either by itself or through a Third Party, during the term of any of the exclusive options granted to Sanofi under Sections 4.2.1, 4.2.2, 4.2.3 or 4.2.4 respectively, conduct any Development in respect of, or Commercialize or otherwise exploit, (i) a Biontech Field Mixture, (ii) a Biontech Non-Field Mixture, (iii) a Licensed Product, or (iv) a Sanofi Option Combination Product outside of the Field in the case that such Mixture, Licensed Product or Sanofi Option Combination Product shall obtain Marketing Approval in the same therapeutic indication and for the same Patient Population as the corresponding Licensed Product in the Field. Any disagreement between the Parties as to whether a Mixture, a Licensed Product or a Sanofi Option Combination Product fulfills the criteria of this Section 4.6 shall be settled according to the provisions of Section 13.7.

5. Exclusivity.

5.1 Exclusivity During Initial Research Term. During the Initial Research Term, Biontech will not engage in any activity comprising the research and Development of (i) Single mRNAs or Mixtures in the Field or (ii) [***] whether alone or in collaboration with Affiliates or Third Parties, outside of the collaboration hereunder.

5.2 [***]

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5.3 Limited Extension of Exclusivity for Licensed Product Candidates. Sanofi may by written notice to Biontech, and subject to the payments of the extension fees set forth in Section 6.3, extend the above exclusivity solely with respect to one or more Licensed Product Candidates, on a Licensed Product Candidate-by-Licensed Product Candidate basis, for a period of [***] commencing as of the end of the Initial Research Term.

6. Financial Provisions.

6.1 Upfront Payment. In consideration for entering into this Agreement, for Biontech’s willingness to collaborate with Sanofi in the development and commercialization of RNA-based therapeutics in the Field, for providing Confidential Information, non-confidential information, scientific data and Know-how, for performing research services in accordance with the Research Plan, for sharing risks and costs associated with potential freedom to operate obstacles, for providing various administrative services such as e.g. preparation, maintenance and review of documents and reports, for maintenance and administration of the Biontech Background Technology, for granting the option rights and exclusivities set forth in this Agreement, and for other goods and services to be provided hereunder, Sanofi shall pay to Biontech a one-time, non-refundable, non- creditable upfront payment in the amount of EUR 26,100,000 within [***] after the Effective Date, subject to receipt of the corresponding invoice emitted by Biontech.

6.2 Feasibility Milestone Payments. On a per target basis, Sanofi shall pay to Biontech a one-time, non-refundable, non-creditable feasibility milestone payment in the amount of [***] for each of the [***] priority human targets as defined by the Research Plan set forth in Schedule B for which the design, synthesis and release of a first batch of research grade mRNAs has been completed (so that the maximum payment due under this Section 6.2 will be [***]. Such payment shall become payable within [***] following Sanofi’s receipt of the corresponding invoice from Biontech. If the Joint Steering Committee cannot make a unanimous decision whether the above criteria have been met with respect to a target, the issue shall be decided by an Expert in accordance with the procedure described in Section 2.8 above.

6.3 Exclusivity Extension Fees. Sanofi shall pay to Biontech within [***] after giving written notice of an exclusivity extension pursuant to Section 5.3, subject to receipt of the corresponding invoice emitted by Biontech, the following non-refundable, non- creditable extension fees per Licensed Product Candidate:

6.3.1 Extension of exclusivity for the first [***] Licensed Product Candidates: [***] per Licensed Product Candidate;

6.3.2 Extension of exclusivity for each further Licensed Product Candidate: [***] per Licensed Product Candidate.

6.4 Option Exercise Fees.

6.4.1 Biontech Option Products. Biontech shall pay to Sanofi within [***] after the option exercise pursuant to Section 4.1, subject to receipt of the corresponding invoice emitted by Sanofi, a one-time, non-refundable, non-creditable option exercise fee per Biontech Option Product in the amount of [***].

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6.4.2 Biontech Field Mixtures. Sanofi shall pay to Biontech within [***] after the option exercise pursuant to Section 4.2.1, subject to receipt of the corresponding invoice emitted by Biontech, a one-time, non-refundable, non-creditable option exercise fee per Biontech Field Mixture in the amount of [***].

6.4.3 Biontech Non-Field Mixtures. Sanofi shall pay to Biontech within [***] after the option exercise pursuant to Section 4.2.2, subject to receipt of the corresponding invoice emitted by Biontech a one-time, non-refundable, non-creditable option exercise fee per Biontech Non-Field Mixture in the amount of [***].

6.4.4 Sanofi Option Combination Products. Sanofi shall pay to Biontech within [***] after the option exercise pursuant to Section 4.2.3, subject to receipt of the corresponding invoice emitted by Biontech, a one-time, non-refundable, non-creditable option exercise fee per Sanofi Option Combination Products in the amount of [***].

6.4.5 Licensed Product. Sanofi shall pay to Biontech within [***] after the option exercise pursuant to Section 4.2.4, subject to receipt of the corresponding invoice emitted by Biontech, a one-time, non-refundable, non-creditable option exercise fee per Licensed Products in the amount of [***].

6.5 Pre-clinical Milestone Payment. Sanofi shall pay to Biontech a one-time, non-refundable, non-creditable milestone payment in the amount of [***] for each of the first [***] Licensed Product Candidates approved according to the process described under Section 2.8, due and payable within [***] after approval, subject to receipt of the corresponding invoice emitted by Biontech. The milestone payment shall also be paid for each Mixture which is not approved as Licensed Product Candidate under Section 2.8 but nevertheless selected by Sanofi as a Licensed Product under Section 2.9, within [***] after such selection, subject to receipt of the corresponding invoice emitted by Biontech, except for Licensed Products covered by Section 6.6.2 below.

6.6 Selection Fees. Sanofi shall pay to Biontech the following one-time, non- refundable, non-creditable selection fees per Licensed Product:

6.6.1 For each Licensed Product except for those covered by Section 6.6.2 below: [***] for each of the first [***] selected Licensed Products and [***] for each further selected Licensed Product, according to the following payment schedule: (i) [***] within [***] of selection and (ii) [***] within [***] upon POC of Biontech’s mRNA technology platform having been demonstrated in a Phase I Clinical Trial with a (i.e. any) Licensed Product (in both cases, subject to receipt of the corresponding invoice emitted by Biontech). If such POC has been demonstrated before selection of the Licensed Product, then [***] of the selection fee shall be payable within [***] selection of the relevant Licensed Product, subject to receipt of the corresponding invoice emitted by Biontech.

6.6.2 For each Licensed Product selected on the basis of a Mixture that (i) has not been approved as Licensed Product Candidate and (ii) was within the scope of the Research Plan (including, where applicable, as amended pursuant to Section 2.10.2), and (iii) has been the subject of Biontech’s research activities for a total of at least [***] at any time during the Research Term, provided that such selection takes place within a period of [***] following the end of the extended Research Term pursuant to Section 2.10.2: [***] due and payable within [***] of selection of the relevant Licensed Product, subject to receipt of the corresponding invoice emitted by Biontech.

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6.7 Development and Sales Milestone Payments. Sanofi shall pay to Biontech the following one-time, non-refundable, non-creditable milestone payments per Licensed Product, in each case upon the occurrence of the following milestone events:

6.7.1 Only for the [***]. Licensed Products:

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6.7.2 For each Licensed Product:

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6.7.3 Clarifications. All milestone payments shall only become due and payable once per Licensed Product.

6.7.4 Timing of Milestone Payments. Each milestone payment set forth in this Section 6.7 shall be payable by Sanofi to Biontech within [***] of the occurrence of the respective milestone event, subject to receipt of the corresponding invoice emitted by Biontech. Sanofi shall promptly notify Biontech in writing of the occurrence of any milestone event including a reasonably detailed description and reasonable evidence of such occurrence.

6.8 Sanofi Royalties.

6.8.1 Royalties on Net Sales. During the Royalty Term and subject to Section 6.8.2 below, Sanofi shall pay to Biontech royalties on Sanofi’s and Sanofi’s Affiliates’ and Sanofi’s and Sanofi’s Affiliates’ (sub-)licensees’ aggregate Net Sales of all Licensed Products (excluding for the avoidance of doubt any sales of Biontech Option Products in the Biontech Territory), on a License Product-by-Licensed Product as well as on a country-by- country basis, at the following rates (Sanofi Royalties):

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6.8.2 Royalty Offset.

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6.8.3 Reporting and Payment Terms.

(a) Revenue and Sales Reports. Following the First Commercial Sale of a product containing a Licensed Product, within [***] after the end of each calendar [***] Sanofi shall deliver to Biontech a written report showing in reasonable detail the calculation of (i) the aggregate Net Sales of each product containing a Licensed Product in each country for such calendar [***], and (ii) the calculation of Sanofi Royalties owing by Sanofi to Biontech pursuant to Section 6.8.1 above for such calendar [***].

(b) Payment Timing. All amounts of Sanofi Royalties shown to have accrued by each report provided for pursuant to Section 6.8.3(a) shall be due and payable within [***] from receipt of the corresponding invoice emitted by Biontech.

(c) Records and Audit. Sanofi shall maintain records, in sufficient detail, which shall be complete and accurate and shall fully and properly reflect all Net Sales reflected in such [***] reports described in Section 6.8.3(a). For each [***] report, Sanofi shall maintain records reflecting the Net Sales contained in such [***] report for [***] following the date that such [***] report is delivered to Biontech.

(d) Withholding Taxes. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments of Sanofi Royalties, Sanofi shall make such withholding payments as required and subtract such withholding payments from the payments of Sanofi Royalties. Sanofi shall use reasonable efforts to minimize any such taxes required to be withheld on behalf of Biontech. Sanofi shall promptly deliver to Biontech proof of payment of all such taxes together with copies of all communications from or with such governmental authority with respect thereto, and shall provide such other information and documents as Biontech may reasonably request in connection with Biontech’s efforts to claim the tax benefits associated with such payments.

(e) Audit Rights. Sanofi shall make such [***] reports described in Section 6.8.3(a) as well as all records as may be reasonably necessary to verify the accuracy of such [***] reports available for inspection by an independent auditor of a nationally recognized auditing firm, upon reasonable written request of Biontech (but not more than [***] per calendar year). Such audit shall be for the purpose of ensuring Sanofi’s compliance with its payment obligations hereunder. Biontech shall pay all audit expenses; provided however, that in the event the audit reveals a greater than [***] shortfall in the amounts owed to Biontech by Sanofi during the relevant period, Sanofi shall pay all audit expenses. Biontech shall treat all financial information subject to review under this Section 6.8.3(e) as confidential, and shall cause its accounting firm to retain all such financial information in confidence under Section 8 below.

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(f) Payment Exchange Rate. All payments to be made by Sanofi to Biontech under this Agreement shall be made in Euros by bank wire transfer [***] to such bank account designated in writing by Biontech from time to time. In the case of sales or revenues which are invoiced in a foreign currency, exchange conversion of such sales into Euros will be made on a [***] basis and shall be made consistent with Sanofi’s normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted source of published exchange rates.

6.9 Biontech Royalties.

6.9.1 For each Licensed Product which Biontech Develops and Commercializes outside the Field (whether alone or in collaboration with an Affiliate or Third Party), but excluding any Sanofi Option Products and Sanofi Option Combination Products, Biontech shall, during the Royalty Term and subject to Section 6.9.3 below, pay to Sanofi royalties on Biontech’s and Biontech’s Affiliates’ and Biontech’s and Biontech’s Affiliates’ (sub-)licensees’ aggregate Net Sales of all products containing such Licensed Products, on a Licensed Product-by-Licensed Product as well as on a country-by-country basis, at the following rates (Biontech Royalties):

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6.9.2 For each Licensed Product Candidate or Mixture produced in the conduct of the Research Plan but not selected by Sanofi as Licensed Product pursuant to Section 2.9 (Discarded Mixtures), which (i) Biontech Develops and Commercializes in the Field or outside the Field (whether alone or in collaboration with an Affiliate or Third Party) and (ii) is covered by a Patent Right relating to an invention made by Sanofi or its Affiliates (whether alone or jointly with Biontech or its Affiliates), Biontech shall, subject to Section 6.9.3 below, pay to Sanofi a royalty of [***] on Biontech’s and Biontech’s Affiliates’ and Biontech’s and Biontech’s Affiliates’ (sub-)licensees’ aggregate Net Sales of all products containing such Discarded Mixtures, on a Discarded Mixture-by-Discarded Mixture and on a country-by-country basis, for as long as such Discarded Mixture is covered by such Patent Right in such country.

6.9.3 Sections 6.8.2 and 6.8.3 shall apply mutatis mutandis to Biontech Royalties.

7. Intellectual Property.

7.1 Overview. The Parties have agreed to organize the protection and the allocation of ownership of any Intellectual Property Rights created under this Agreement in a manner to ensure that [***]. In order to achieve these objectives, the Parties agree that [***].

7.2 Ownership Rights.

7.2.1 Biontech’s Ownership Rights. Biontech shall solely own, during the term of this Agreement and thereafter, all right title and interest in and to the Biontech Background Technology, the Biontech Collaboration Technology and the Biontech Foreground Technology.

7.2.2 Sanofi’s Ownership Rights. Sanofi shall solely own, during the term of this Agreement and thereafter, all right title and interest in and to the Sanofi Background Technology, the Licensed Products Patents, and the Sanofi Foreground Technology.

7.2.3 Joint Ownership Rights.

(a) The Parties shall jointly own, [***], all right title and interest in and to the Joint Collaboration Know-how, [***]

(b) [***]

(c) [***]

(d) [***]

(e) The Parties shall jointly own all right, title and interest in and to all Joint Foreground Technology.

(f) The Joint Collaboration Technology shall, subject to the terms and conditions of this Agreement, be equally and undividedly owned by both Parties, but a Party cannot exploit or transfer its interest in the Joint Collaboration Technology, except within the scope of the licenses granted pursuant to Section 7.3 or unless otherwise specifically permitted under this Agreement. A Party shall not assign, mortgage, sell or otherwise transfer or dispose of any of its right, title or interest in any Joint Collaboration Technology without the other Party’s prior written consent (not to be unreasonably withheld or delayed), except that such

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consent shall not be required in respect of any transfer to: (i) an Affiliate of the Party; or (ii) a Third Party successor or purchaser of all or substantially all of its business or assets to which the Agreement relates, whether in a merger, sale of stock, sale of assets or other similar transaction; provided that, in each case, any such transfer shall be made subject to the licenses granted to the other Party pursuant to the Agreement, as applicable, and that the Affiliate or Third Party, as applicable, agrees, by written notice to the other Party, to be bound by the terms of such license and all other terms of this Agreement to the extent that such terms are applicable to the assigned Joint Collaboration Technology.

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7.2.4 Except as expressly provided hereunder, a Party (i) shall not acquire pursuant to this Agreement any right, title or interest to any Intellectual Property Rights solely owned by the other Party as set forth in this Section 7.2, (ii) shall not (and shall not attempt to purport to) transfer, assign, sell, have sold, lease, offer to sell or lease, distribute, license, sublicense or otherwise transfer title in, or clinically Develop, Commercialize or otherwise exploit any Intellectual Property Rights solely owned by the other Party as set forth in this Section 7.2 other than as permitted under this Agreement, and (iii) shall not file, prosecute, or maintain, in any country, any Patent Rights included in such Intellectual Property Rights solely owned by the other Party as set forth in this Section 7.2.

7.3 Licenses.

7.3.1 Licenses to Sanofi.

(a) Research License. Biontech hereby grants to Sanofi a royalty-free, non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4), worldwide license, with the right to sublicense (subject to Section 7.3.4 below), under the Biontech Technology to the extent required for the performance of the Research Plan.

(b) Licensed Products.

(i) Biontech hereby grants to Sanofi, with effect as of the selection of each Licensed Product, an exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4), worldwide license, with the right to sublicense (subject to Section 7.3.4 below), under the Biontech Background Technology set forth in Schedule D, Biontech’s interest in the Joint Collaboration Technology, Biontech Collaboration Patents, Biontech’s Foreground Technology and Biontech’s interest in the Joint Foreground Technology to Develop, have Developed, make, have made, Commercialize and have Commercialized such Licensed Product in the Field.

(ii) Biontech hereby grants to Sanofi, with effect as of the selection of each Licensed Product, the non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4), worldwide license, with the right to sublicense (subject to Section 7.3.4 below), under the Biontech Background Technology which is not set forth in Schedule D to Develop, have Developed, make, have made, Commercialize and have Commercialized such Licensed Product in the Field.

(iii) Biontech hereby grants to Sanofi, with effect as of the exercise by Sanofi of any option described in Section 4.2, a non-exclusive, non-transferable, worldwide license, with the right to sublicense (subject to Section 7.3.4 below), under the Biontech Technology and Biontech Foreground Technology to the extent required by Sanofi for the co-Development and/or co-Commercialization of the relevant Sanofi Option Product in accordance with the Development and/or Commercialization agreement concluded in relation to such Sanofi Option Product. Further details of such license may be set forth in the relevant Development and/or Commercialization agreement.

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(iv) With respect to each Licensed Product Candidate approved pursuant to Section 2.8, Sanofi may no more than [***] during the Selection Term request that the Parties review in good faith whether to amend Schedule D (such amendment be made by mutual agreement between the Parties), so that, upon such amendment and for the purposes of the exclusive license granted to Sanofi pursuant to Section 7.3.1(b)(i), Schedule D will set forth only that part of the Biontech Background Technology (but excluding, for the avoidance of doubt, any Intellectual Property Rights over which Biontech has gained Control outside the scope of the collaboration hereunder after the Effective Date and until the end of the Research Term) that is necessary for Sanofi to Develop, have Developed, make, have made, Commercialize and have Commercialized the respective Licensed Product in the Field.

7.3.2 Licenses to Biontech.

(a) Research License. Sanofi hereby grants to Biontech:

(i) a royalty-free, non-exclusive, non-transferable (except through assignment of this Agreement to an Existing Biontech Affiliate pursuant to Section 13.4 (i)), worldwide license, with the right to sublicense (subject to Section 7.3.4 below), under the Sanofi Background Technology, to the extent required for the performance of the Research Plan; and

(ii) a royalty-free, non-exclusive, non-transferable (except through assignment of this Agreement pursuant to Section 13.4, or as otherwise agreed between the Parties), worldwide license, with the right to sublicense (subject to Section 7.3.4 below), under Sanofi’s interest in the Joint Collaboration Technology, to the extent required for the performance of the Research Plan.

(b) Commercial Licenses. Sanofi hereby grants to Biontech:

(i) with effect upon expiration of the Selection Term, an exclusive, transferable, worldwide, license (with the right to sublicense) under the Licensed Products Patents, and Sanofi’s right, title and interest in any Joint Collaboration Technology, for any purpose other than conducting the Development or Commercialization of a Licensed Product in the Field, subject to Section 4.6; and

(ii) with effect as of the exercise by Biontech of any option described in Section 4.1, a non-exclusive, non-transferable, worldwide license, with the right to sublicense (subject to Section 7.3.4 below), under the Sanofi Technology and Sanofi Foreground Technology to the extent required by Biontech for the co-Development and/or co- Commercialization of the relevant Biontech Option Product in accordance with the Development and/or Commercialization agreement concluded in relation to such Biontech Option Product. Further details of such license may be set forth in the relevant Development and/or Commercialization agreement.

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7.3.3 De-Blocking Licenses.

(i) Sanofi hereby grants to Biontech the non-exclusive, fully paid-up, non-transferable (except through assignment of this Agreement to an Existing Biontech Affiliate pursuant to Section 13.4 (i), or as otherwise agreed between the Parties), worldwide, royalty-free license, with the right to sublicense (subject to Section 7.3.4 below), under the Sanofi Foreground Technology as well as under Sanofi’s right, title and interest in any Joint Foreground Technology to research, Develop and Commercialize any Licensed Product outside of the Field and any Discarded Mixture in and outside the Field.

(ii) Biontech hereby grants to Sanofi the non-exclusive, fully paid-up, non-transferable (except through assignment of this Agreement to an Existing Sanofi Affiliate pursuant to Section 13.4 (i), or as otherwise agreed between the Parties), worldwide, royalty-free license, with the right to sublicense (subject to Section 7.3.4 below), under the Biontech Foreground Technology as well as under Biontech’s right, title and interest in any Joint Foreground Technology to research, Develop and Commercialize any Licensed Product in the Field.

7.3.4 Right to Sublicense.

(a) To Affiliates and Service Providers. Each Party shall have the right, without the consent of the other Party, to sublicense the rights granted to such Party pursuant to Section 7.3.1 to 7.3.3, as applicable, to (i) any subcontractor or other service provider, but only for the purpose of performing services under this Agreement on its behalf or for its benefit, and subject to the considered subcontractor or service provider undertaking irrevocably to assign to the sub-licensing Party any and all Know-how specifically relating to any Mixture that may be conceived, created or reduced to practice in the course of performing such service and (ii) any of its Affiliates; provided however, that the sub-licensing Party shall in all circumstances remain primarily responsible for all acts and omissions of such sublicensees under the respective sublicenses.

(b) To Other Parties. In addition, subject to Section 4.3, each Party shall be permitted to sublicense the rights granted to it under Section 7.3.1(b) or 7.3.2(b) above respectively in connection with any Product Sublicense Agreement, provided that the following conditions are met:

(i) The sub-licensee shall be bound by license terms and conditions which are at least as restrictive as those imposed on the sub-licensing Party under this Agreement; and

(ii) the sub-licensing Party shall remain fully responsible for the performance of its obligations hereunder, and shall remain responsible for all acts and omissions of the sub-licensee under the sublicense.

(c) Notice to Other Party. Upon entering into any permitted sublicense pursuant to Section 7.3.4(b) above, the sub-licensing Party shall deliver written notice thereof to the other Party.

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7.4 Patent Matters.

7.4.1 Solely Owned Patents. Unless otherwise set forth below, each Party shall have the right (but not the obligation), at its sole expense and sole discretion, to control the preparation, filing, prosecution, maintenance and enforcement of all Patent Rights applicable to all technology solely owned by it pursuant to Section 7.2 above. For the avoidance of doubt:

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7.4.2 Cooperation with Respect to Licensed Product Patents and Biontech Collaboration Patents.

(a) Prosecution.

(i) With respect to the Licensed Product Patents and Biontech Collaboration Patents, each Party shall (a) provide the other Party with written notice reasonably in advance of any filing of such Patent Rights for which it controls the preparation and filing pursuant to Section 7.4.1 above; (b) provide the other Party with any draft of an application for such Patent Right to be filed reasonably in advance of filing and consider in good faith the incorporation of reasonable comments by the other Party thereon; (c) provide the other Party with a copy of all the documents as filed relating to the filing of any application for such Patent Right once filed; (d) provide the other Party with copies of any material communications received from or filed in patent office(s) with respect to such filings; [***] and (f) provide the other Party with written notice as early as possible prior to abandoning any such Patent Rights. Each Party shall cause its employees, agents or consultants, at its expense, to execute such documents and to take such other actions as reasonably necessary or appropriate to enable the other Party to prepare, file, prosecute and maintain such Patent Rights.

(ii) In the event that either Party provides the other Party with the written notice described in clause (f) of paragraph (i) above prior to abandoning any Patent Rights, then the other Party shall have the option, exercisable by delivery of written notice thereof within [***] thereafter, to assume the right (but not the obligation), at its sole expense and sole discretion, to control the preparation, filing, prosecution and maintenance of such Patent Right.

(b) Enforcement. Sanofi shall have the first right (but not the obligation), at its sole expense and sole discretion, to control the enforcement of the Licensed Product Patents to abate any infringement thereof. [***]

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7.4.3 Jointly Owned Technology.

(a) Prosecution.

(i) [***]. Each Party shall regularly notify the other Party in writing of any newly created Joint Foreground Technology. Each Party shall cause its employees, agents or consultants, at its sole expense, to execute such documents and to take such other actions as reasonably necessary or appropriate to enable the jointly selected external counsel to prepare, file, prosecute and maintain such Patent Rights. [***].

(ii) [***]

(b) Enforcement.

(i) Each Party (Enforcing Party) shall have the first right (but not the obligation), at its sole discretion, to control the enforcement or otherwise abate the infringement of any Patent Rights prosecuted by it in accordance with Section 7.4.3(a)(i) above. [***]

(ii) [***].

7.4.4 Patent Assistance. Each Party shall perform such lawful acts and execute such documents as requested by the other Party from time to time in order to reasonably assist the other Party in the preparation, filing, prosecution, maintenance and enforcement activities described in this Section 7.4.

7.5 Assignment of Inventor’s Rights. Each Party shall ensure that all employees and other persons acting on its behalf in performing its obligations under this Agreement shall be obligated, either pursuant to Applicable Law or pursuant to a binding written agreement, to assign to it, or as it shall direct, all inventions made or conceived by such employees or other persons.

7.6 No Implied Licenses. No rights or licenses with respect to any Intellectual Property Rights Controlled by either Party are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

8. Confidentiality.

8.1 Confidential Information. During the term of this Agreement and for a period of [***] thereafter, each Party (the Receiving Party) shall, and shall cause its officers, directors, employees, agents, Affiliates, and sublicensees to, maintain in confidence all Confidential Information disclosed by the other Party (the Disclosing Party). The Receiving Party shall not use, disclose or allow others to use the Disclosing Party’s Confidential Information, except on a need-to-know basis by its Affiliates and its and its Affiliates’ directors,

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officers, employees, consultants, distributors or permitted assignees, and then only to the extent such disclosure is reasonably necessary in connection with the Receiving Party’s activities as expressly authorized by this Agreement and provided that such Affiliates, directors, officers, employees, consultants, distributors or permitted assignees are bound by obligations of confidentiality and non-use of Confidential Information substantially similar to those hereunder. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

8.2 Terms of this Agreement. Except as otherwise provided in Section 8.1, during the term of this Agreement and for a period of [***] thereafter, neither Party shall disclose any terms or conditions of this Agreement to any Third party without the prior consent of the other Party. Notwithstanding the foregoing, the Parties may agree in writing upon the substance of information that can be used to describe the terms of this transaction, and each Party may disclose such information, by way of a press release or otherwise, without the other Party’s consent. Further, the Parties may make disclosures as permitted by Section 8.3.

8.3 Permitted Disclosures. The confidentiality obligations contained in this Section 8 shall not apply to the extent that disclosure by the Receiving Party of the Disclosing Party’s Confidential Information is reasonably necessary in the following instances: (i) compliance (by the Receiving Party or its Affiliates) with Applicable Law, regulation of a governmental agency (including in connection with a public stock offering) or a court of competent jurisdiction, provided that the Receiving Party shall first give written notice thereof to the Disclosing Party such that the Disclosing Party shall have an opportunity to seek a protective order limiting any such disclosure; (ii) disclosure to investment bankers, investors and potential investors, each of whom before disclosure must be bound by similar obligations of confidentiality and non-use of Confidential Information at least equivalent in scope to those set forth in this Section 8; (iii) disclosure to a patent office for the purposes of filing or enforcing Patent Rights as permitted in this Agreement; (iv) disclosure to a Regulatory Authority for the purposes of any filing, application or request for Marketing Approval for Licensed Products as permitted in this Agreement and (v) disclosure made by either Party or its Affiliates or sublicensees to Third Parties as may be necessary or useful in connection with the exploitation of the Licensed Products, Mixtures or Option Products as permitted by this Agreement, including subcontracting or sublicensing transactions in connection therewith.

8.4 Termination of Prior Agreement. This Agreement supersedes the Confidentiality Agreement between Biontech and Sanofi dated as of [***] (the “CDA”). All information exchanged between the Parties under the CDA shall be deemed Confidential Information and shall be subject to the terms of this Article 8.

9. Representations and Warranties.

9.1 Mutual Representations. Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

(a) Such Party is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

(b) Such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement.

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(c) All requisite action on the part of such Party, its directors and stockholders required by Applicable Law to authorize the execution and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken.

(d) This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(e) The execution, delivery and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and shall not: (A) violate any provision of Applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any governmental authority, (B) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound, or (C) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents).

9.2 Additional Representations of Biontech. Biontech represents and warrants to Sanofi that, as of the Effective Date:

9.2.1 Biontech has the right to grant to Sanofi the licenses it purports to grant pursuant to this Agreement, and Biontech has not granted any Third Party rights that would otherwise interfere or be inconsistent with Sanofi’s rights hereunder.

9.2.2 Biontech is the sole and exclusive owner of, or otherwise Controls, the Biontech Background Technology.

9.2.3 There is no (A) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to Biontech’s knowledge, threatened against Biontech or any of its Affiliates or (B) judgment or settlement against or owed by Biontech or any of its Affiliates, in each case in connection with the Biontech Background Technology.

9.2.4 All of Biontech’s and its Affiliates’ employees, officers, subcontractors, consultants and any other person who have participated in any respect in the invention or authorship of any Biontech Background Technology or who will participate in the Research Plan are obliged by applicable law to assign, or have executed written agreements assigning, to Biontech or its Affiliates, as applicable, all inventions made during the course of and as the result of such person’s association with Biontech Background Technology and are under written and existing obligations restricting disclosure and use by such person of Biontech’s Confidential Information as well as confidential information of other parties (including Sanofi and its Affiliates) which such person may receive, to the extent required to comply with Biontech’s obligations under this Agreement.

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9.2.5 Neither Biontech, nor any person(s) who have performed work related to the Biontech Background Technology on behalf of Biontech, is or has been debarred or, to Biontech’s knowledge, has engaged in any conduct that has resulted, or would reasonably be expected to result, in such debarment under Applicable Law. No actions that would reasonably be expected to result in such debarment are pending or threatened against Biontech or any person(s) who have performed work related to the Biontech Background Technology on behalf of Biontech and, to Biontech’s knowledge, there are no facts that could reasonably give rise to such an action.

9.2.6 All application, registration, maintenance and renewal fees in respect of Patent Rights included in the Biontech Background Technology licensed pursuant to Section 7.3.1(b)(i), and Controlled by Biontech of the Effective Date have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such Patent Rights. To Biontech’s knowledge, there are no claims, challenges, oppositions, interference or other proceedings pending or threatened in relation to such Patent Rights, and Biontech has filed and prosecuted all such Patent Rights in good faith and complied with its duties of disclosure with respect thereto.

9.2.7 The Biontech Background Technology comprises all of the Intellectual Property Rights Controlled by Biontech which is used by Biontech, its Affiliates, consultants, subcontractors and sublicensees in the research and Development of the Mixtures, as of the Effective Date.

9.2.8 Biontech has not received any written notice alleging that the making, use, sale, offering for sale, importing, exporting, or other research, Development, Manufacture and Commercialization of the Licensed Product Candidates infringe or misappropriate the intellectual property rights of any Third Party, and to the knowledge of Biontech, there is no such infringement or misappropriation.

9.2.9 Biontech has not initiated or been involved in any proceedings, actions or claims in which it alleges that any Third Party is or was infringing or misappropriating any Biontech Background Technology, nor have any such proceedings, actions or claims been threatened by Biontech, nor does Biontech know of any valid basis for any such proceeding.

9.2.10 Biontech has received no government or other funding relationships to which it is a party that would result in rights to any Licensed Product residing in a governmental or quasi-governmental authority that would interfere or be inconsistent with Sanofi’s rights hereunder.

9.3 Disclaimer of Warranties. The Parties acknowledge and agree that the research and Development to be conducted under this Agreement is experimental is nature, and that neither Party can guarantee a successful outcome thereof. Except for those warranties set forth in Sections 9.1 and 9.2 of this Agreement, neither Party makes any warranties, written, oral, express or implied, with respect to its performance under this Agreement or the results thereof. EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON- INFRINGEMENT.

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FURTHERMORE, BIONTECH AND SANOFI ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS REPRESENTING AN ESTIMATE OR PROJECTION OF ANTICIPATED COMMERCIAL SALES OF ANY LICENSED PRODUCT, AND THAT THE MILESTONES AND NET SALES LEVELS SET FORTH IN ARTICLE 6 OR ELSEWHERE IN THIS AGREEMENT OR THAT HAVE OTHERWISE BEEN DISCUSSED BY THE PARTIES ARE MERELY INTENDED TO DEFINE THE MILESTONE PAYMENTS OR ROYALTY OBLIGATIONS IN THE EVENT SUCH MILESTONES OR NET SALES LEVELS ARE ACHIEVED. NEITHER BIONTECH NOR SANOFI MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT EITHER PARTY WILL BE ABLE TO SUCCESSFULLY RESEARCH, DEVELOP, MANUFACTURE OR COMMERCIALIZE ANY LICENSED PRODUCT, REGARDING THE LIKELIHOOD OF SUCCESS OF ANY APPLICATION FOR REGULATORY APPROVAL RELATING TO ANY LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR NET SALES LEVEL OF SUCH LICENSED PRODUCT WILL BE ACHIEVED.

9.4 Anti-Bribery and Anti-Corruption Compliance.

9.4.1 Each Party agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the Development or Commercialization of the Licensed Products or the Option Products (together with such Party, the Party Representatives) that in connection with the performance of its obligations hereunder, the Party Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:

(a) any person employed by or acting on behalf of a governmental body, government-controlled entity or public international organization (a Government Official) in order to influence official action;

(b) any Government Official (A) to influence such person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (B) to reward such person for acting improperly, or (C) where such person would be acting improperly by receiving the money or other thing of value; or

(c) any other person while knowing or having reason to believe that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement.

9.4.2 The Party Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws

9.4.3 Each Party, on behalf of itself and its other Party Representatives, represents and warrants to the other Party that for the term of this Agreement and [***] thereafter, such Party shall and shall procure that its other Party Representatives keep and maintain accurate books and reasonably detailed records reasonably required to establish compliance with Sections 9.4.1 and 9.4.2 above.

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9.4.4 Each Party shall promptly provide the other Party with written notice of the following events, subject to any obligations under Applicable Law or contractual obligations:

(a) Upon becoming aware of any breach or violation by the first Party or its Party Representative of any representation, warranty or undertaking set forth in Sections 9.4.1 or 9.4.2.

(b) Upon receiving a formal notification that it is the target of a formal investigation by a Regulatory Authority for a violation of Anti-Corruption Law Violation or upon receipt of information from any of its Party Representatives connected with this Agreement that any of them is the target of a formal investigation by a Regulatory Authority for a violation of Anti-Corruption Law.

9.4.5 Without prejudice to any auditing or inspection rights that are set forth elsewhere in this Agreement, each Party shall, for the term of this Agreement and [***] thereafter, for the purpose of allowing the other Party to audit and monitor the performance of its compliance with this Section 9.3 permit the other Party, its Affiliates, any auditors of any of them and any Regulatory Authority to have access, upon reasonable advance notice, during normal business hours to any premises of such first Party or its other Party Representatives used in connection with this Agreement, together with a right to access personnel and records that relate to this Agreement. The results of any such audit shall constitute Confidential Information of the audited Party, in respect of which the other Party shall comply with the provisions contained in Article 8 (subject to the terms and exceptions set forth therein).

9.4.6 Each Party shall be responsible for any breach of the Anti- Corruption Laws by its Party Representatives.

9.4.7 Each Party may disclose the terms of this Agreement or any action taken under this Section 9.4 to prevent a potential violation or address a continuing violation of applicable Anti-Corruption Laws, including the identity of the other Party and the payment terms, to any governmental authority if and to the extent the first Party reasonably determines, upon advice of counsel, that such disclosure is necessary.

10. Indemnification and Limitation of Liability.

10.1 Indemnification.

10.1.1 Indemnification by Sanofi. Sanofi will indemnify Biontech, its Affiliates and their respective directors, officers, employees, and agents, and their respective successors, heirs and assigns (collectively, Biontech Indemnitees), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, Losses) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, Third Party Claims) to the extent arising from or occurring as a result of: (i) any Sanofi representation or warranty set forth herein being untrue in any material respect when made or deemed made or material breach by Sanofi of any of its covenants or obligations under this Agreement; (ii) any gross negligence, willful misconduct, or violation of Applicable Law, on the part of Sanofi in performing its obligations under this Agreement; or (iii) the Development or Commercialization

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by Sanofi or any of its Affiliates or sublicensees of the Licensed Product Candidates or the Licensed Products; except in each case for those Losses as to which Biontech has an obligation to indemnify Sanofi pursuant to Section 10.1.2, as to which Losses each Party will indemnify the other to the extent of their respective liability; provided, however, that Sanofi will not be obligated to indemnify Biontech Indemnitees for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of any Biontech Indemnitee.

10.1.2 Indemnification by Biontech. Biontech will indemnify Sanofi, its Affiliates and sublicensees and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, Sanofi Indemnitees), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of: (i) any Biontech representation or warranty set forth herein being untrue in any material respect or material breach by Biontech of any of its covenants or obligations under this Agreement; (ii) any gross negligence, willful misconduct, or violation of Applicable Law on the part of Biontech in performing its obligations under this Agreement; or (iii) the research, Development or Commercialization by Biontech or any of its Affiliates or sublicensees of the Licensed Product Candidates or the Licensed Products; except in each case for those Losses for which Sanofi has an obligation to indemnify Biontech pursuant to Section 10.1.1, as to which Losses each Party will indemnify the other to the extent of their respective liability; provided, however, that Biontech will not be obligated to indemnify Sanofi Indemnitees for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of any Sanofi Indemnitee.

10.2 Notice of Claim. All indemnification claims provided for in Sections 10.1.1 and 10.1.2 will be made solely by such Party to this Agreement (the Indemnified Party). The Indemnified Party will promptly notify the indemnifying Party (such notice, an Indemnification Claim Notice) upon actual knowledge of any claim or proceeding resulting in Losses, it being understood and agreed that the failure to give such Indemnification Claim Notice will not relieve the indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such indemnifying Party is actually and materially prejudiced as a result of such failure to give notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).

10.3 EXCEPT FOR A BREACH OF SECTION 8 (“CONFIDENTIALITY”) OR A BREACH BY A PARTY OF THE REPRESENTATIONS OR WARRANTIES UNDER SECTION 9, IN NO EVENT SHALL EITHER PARTY BE LIABLE OR OBLIGATED TO THE OTHER PARTY IN ANY MANNER FOR ANY SPECIAL, NON-COMPENSATORY, CONSEQUENTIAL, INDIRECT, INCIDENTAL, STATUTORY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND LOST REVENUE, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF INFORMED OF OR AWARE OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE. THE LIMITATIONS SET FORTH ABOVE SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE FOREGOING LIMITATIONS ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

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11. Project Governance.

11.1 Alliance Managers. Each of the Parties shall appoint one representative to serve as a primary point of contact between the Parties (each, an Alliance Manager). Each Party may change its designated Alliance Manager from time to time upon reasonable written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform his or her functions by written notice to the other Party. The Alliance Manager will attend all Joint Steering Committee meetings to support the Joint Steering Committee in the discharge of its responsibilities and will be a non-voting participant of such meetings. An Alliance Manager may bring any matter to the attention of the Joint Steering Committee if such Alliance Manager reasonably believes that such matter warrants the attention of the Joint Steering Committee. Each Alliance Manger will be charged with creating and maintaining a collaborative work environment within the Joint Steering Committee. In addition, each Alliance Manager: (i) will be the first point of contact for all matters beyond the day-to-day collaboration matters, (ii) will coordinate the relevant functional responsibilities of the Parties in developing and executing strategies and plans for the projects in an effort to ensure consistency and efficiency (iii) will plan and coordinate cooperative efforts and internal and external communications, and (iv) will take responsibility for ensuring that governance activities, such as the conduct of Joint Steering Committee meetings, and preparation and signature of the respective meeting minutes, occur as set forth herein, and that relevant action items resulting from the Joint Steering Committee are appropriately carried out or otherwise addressed

11.2 Joint Steering Committee.

11.2.1 Establishment and Composition of Joint Steering Committee. Within [***] following the Effective Date, the Parties shall establish a joint steering committee (Joint Steering Committee). The Joint Steering Committee shall have a total of up to [***] members. Up to [***] members of the Joint Steering Committee shall be appointed by Sanofi, and up to [***] members of the Joint Steering Committee shall be appointed by Biontech. Each Joint Steering Committee member shall have sufficient authority to ensure acceptance and execution of Joint Steering Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Joint Steering Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint Steering Committee at any time. Each Party shall have the right to invite additional representatives (including, without limitation, representatives of its Patent or Manufacturing functions) to attend meetings of the Joint Steering Committee. The Joint Steering Committee shall be established for the entire Research Term and, unless replaced by one or several other ad hoc committees under the relevant Development or Commercialization agreements, the duration of any co-Development of a Biontech Option Product, Sanofi Option Product and Sanofi Option Combination Product.

11.2.2 Responsibilities of the Joint Steering Committee. The Joint Steering Committee shall be responsible for directing, coordinating and supervising the research activities of the Parties during the Research Phase and the co-Development of Biontech Option Products, Sanofi Option Products and Sanofi Option Combination Products. In particular, the

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Joint Steering Committee shall (i) review and update the Research Plan; (ii) receive regular reports from each Party’s Alliance Manager on, and monitor the conduct, progress and results of each Party’s activities under the Research Plan; (iii) oversee and manage the work under, monitor the progress of, and implement any Development plan according to Section 4, including compliance with budget and timelines; (iv) review quarterly Manufacturing information produced in accordance with Section 3.3.6, including forecasts of clinical supplies requirements for the co-Development of Biontech Option Products, Sanofi Option Products and Sanofi Option Combination Products; (v) discuss and exchange information regarding the conduct of ongoing clinical trials; (vi) resolve any issues referred to it by the Parties in accordance with Section 13.7; and (vii) from time to time, establish one or more subcommittees or project teams to oversee particular projects or activities, as the JSC deems necessary or advisable. For the avoidance of doubt, the Joint Steering Committee shall not have any responsibilities with respect to Sanofi’s Development and Commercialization of Licensed Products.

11.2.3 Meetings of the Joint Steering Committee. Meetings of the Joint Steering Committee shall be scheduled from time to time by mutual agreement of the Parties or upon request of one Party, but in no event less than once every [***]. The meetings may be held in person, per telephone or video conference. The chair shall alternate at [***] intervals between representatives of each Party, starting with a Biontech representative as the chair. The Alliance Managers shall attend the meetings and the Alliance Manager of the Party hosting any Joint Steering Committee meeting shall record the minutes of the meeting in writing. Such minutes shall be circulated to the other Party’s Alliance Manager no later than [***] following the meeting for review, comment and approval of the other Party. If no comments are received within [***] of the receipt of the minutes by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party. Furthermore, if the Parties are unable to reach agreement on the minutes within [***] of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

11.2.4 Decisions of the Joint Steering Committee. A quorum of at least one (1) Joint Steering Committee member appointed by each Party shall be present at or shall otherwise participate in each Joint Steering Committee meeting. Each Party has one vote in the decisions of the Joint Steering Committee. Decisions of the Joint Steering Committee shall be unanimous. If the members of the Joint Steering Committee cannot agree on a particular issue, the issue shall be escalated pursuant to Section 13.7. The Joint Steering Committee shall have no authority to amend or modify the terms and conditions of this Agreement.

12. Term and Termination.

12.1 Natural Term. This Agreement shall become effective on the Effective Date and shall continue until the later of (i) expiration of the last to expire Royalty Term for any Sanofi Royalties or Biontech Royalties and (ii) completion of all co-Development and co- Commercialization activities hereunder; unless terminated earlier in accordance with the provisions of this Agreement.

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12.2 Termination for Convenience.

12.2.1 Termination by Sanofi. Sanofi may terminate this Agreement in its entirety or on a Licensed Product-by-Licensed Product basis, with or without reason, at any time following the Effective Date upon [***] written notice to Biontech. In addition, Sanofi may terminate the co-Development of a Sanofi Option Product, on a Sanofi Option Product-by- Sanofi Option Product basis, with or without reason, at any time after the Effective Date upon [***] written notice to Biontech, except that a termination for convenience by Sanofi of the co-Development of a Sanofi Option Product during an ongoing clinical trial will only be effective at the end of such clinical trial. Termination rights with respect to co- Commercialization rights of Sanofi under Section 4.1or 4.2 shall be set forth in the relevant Commercialization agreement.

12.2.2 Termination by Biontech. Biontech may, on an Option Product-by- Option Product basis, terminate the co-Development of an Option Product, with or without reason, at any time upon [***] written notice to Sanofi, except that a termination for convenience by Biontech of the co-Development of an Option Product during an ongoing clinical trial will only be effective at the end of such clinical trial. Termination rights with respect to co-Commercialization rights of Biontech under Section 4.1or 4.2 shall be set forth in the relevant Commercialization agreement.

12.3 Termination for Breach.

12.3.1 Termination by Biontech. Biontech may terminate this Agreement in its entirety or on a Licensed Product-by-Licensed Product basis, with immediate effect by written notice to Sanofi if Sanofi materially breaches its financial obligations or any of its other material obligations hereunder (including its development obligations pursuant to Section 3.1.1), and fails to cure such breach within [***] following its receipt of written notice thereof from Biontech.

12.3.2 Termination by Sanofi. Sanofi may terminate this Agreement in its entirety or on a Licensed Product-by-Licensed Product basis, with immediate effect by written notice to Biontech if Biontech materially breaches its exclusivity obligations set forth in Section 5 or any of its other material obligations hereunder, and fails to cure such breach within [***] following its receipt of written notice thereof from Sanofi.

12.3.3 Termination by either Party. Either Party may terminate this Agreement if the other Party becomes insolvent, is compelled to file bankruptcy or is determined otherwise imminently subject to control by a bankruptcy trustee or its equivalent to the laws of the jurisdiction in which such Party is doing business.

12.3.4 Termination for breach of co-Development or co- Commercialization obligations. Either Party may terminate the co-Development of an Option Product, on an Option Product-by-Option Product basis, if the other Party materially breaches any of its material co-Development obligations set forth in Section 4 of this Agreement or the applicable Development agreement and fails to cure such breach within [***] following its receipt of written notice thereof from the terminating Party. The termination rights of each Party for breach of co-Commercialization obligations by the other Party with respect to any Option Product shall be detailed in the respective Commercialization agreement for such Option Product.

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12.3.5 Clarification. If the breach of a Party (as set forth in Sections 12.3.1 to 12.3.4) is limited to a specific product (whether a Licensed Product or an Option Product), the other Party’s right to terminate this Agreement shall be limited to such specific product.

12.4 Effect of Termination or Expiration. In case of any termination or expiration of this Agreement, all rights and obligations of the Parties shall cease immediately, unless otherwise indicated in this Section 12.4 or elsewhere in this Agreement. For ease of reference, a summary of the consequences applying in the event of a termination of this Agreement is set forth in Schedule E. In the event of any ambiguity, doubt or conflict, the terms and conditions of this Agreement shall take precedence over the terms and conditions set forth in Schedule E.

12.4.1 Natural Termination. If this Agreement expires in accordance with Section 12.1 above, the Parties’ respective licenses contained in Section 7.3 shall survive as perpetual and fully paid-up licenses with respect to Know-how only.

12.4.2 Termination for Convenience by Sanofi relating to Licensed Products. If Sanofi terminates this Agreement in relation to one or more Licensed Products pursuant to Section 12.2.1, then:

(a) the licenses granted to Biontech under Section 7.3.2 shall survive; and

(b) Sanofi shall upon request of Biontech transfer its rights to the terminated Licensed Product (including any Biontech Option Product) in accordance with this Section 12.4.2 (such terminated Licensed Products hereinafter referred to as Biontech Transferred Products). With respect to any Biontech Transferred Product:

(i) Sanofi shall transfer and assign to Biontech all of its rights, title and interest in (X) the Licensed Product Patents covering such Licensed Product and (Y) the Joint Collaboration Technology to the extent comprising composition of matter claims specifically relating to the Biontech Transferred Product, and take any other action reasonably necessary to effect such transfer of ownership;

(ii) Sanofi shall transfer to Biontech reasonable copies or samples (as applicable) of all data, documents, materials or products relating to such Biontech Transferred Product developed by Biontech or Sanofi or any of Biontech’s or Sanofi’s Affiliates or subcontractors up to the effective date of termination, including without limitation, reasonable samples of any materials generated (or partially generated), in whatever stage of development relating to such Biontech Transferred Product;

(iii) Sanofi shall transfer to Biontech all of its right, title and interest in all regulatory filings and regulatory approvals then in its or its Affiliates’ or sublicensees’ name for the Biontech Transferred Product identified as of the date of termination, notify the appropriate regulatory authorities and take any other action reasonably necessary to effect such transfer of ownership;

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(iv) Sanofi shall reasonably assist Biontech in the transfer of the Manufacturing of the Biontech Transferred Product from Sanofi or its subcontractors to Biontech, if applicable; and

(v) Sanofi shall grant Biontech an exclusive, worldwide, perpetual and fully paid-up license (including the right to grant sublicenses), under the Sanofi Technology and Sanofi Foreground Technology (to the extent not transferred to Biontech pursuant to Section 12.4.2(b)(i)), to research, Develop, make, have made, use, Commercialize and have Commercialized the Biontech Transferred Product in and outside the Field; and further Biontech shall have the first right (but not the obligation) to control the preparation, filing, prosecution, maintenance and enforcement of all Patent Rights in such licensed technology to the extent relating to the Biontech Transferred Product in accordance with Section 7.4.2(a) which shall apply to Biontech mutatis mutandis;

(c) Biontech shall pay to Sanofi with respect to each Biontech Transferred Product which Biontech subsequently Develops and Commercializes in the Field or outside the Field (whether alone or in collaboration with an Affiliate or Third Party), during the Royalty Term, a royalty of [***] on Biontech’s and Biontech’s Affiliates’ and Biontech’s and Biontech’s Affiliates’ (sub-)licensees’ aggregate Net Sales of all products containing such Biontech Transferred Product, on a Biontech Transferred Product-by-Biontech Transferred Product as well as on a country-by-country basis.

12.4.3 Termination for Convenience by Sanofi relating to co- Development of Sanofi Option Product. If Sanofi terminates the Co-Development of any Sanofi Option Product pursuant to Section 12.2.2, then:

(a) All co-Development and co-Commercialization rights of Sanofi in relation to such Sanofi Option Product shall terminate, and

(b) Biontech shall pay to Sanofi a one-time payment in the amount of Sanofi’s co-Development costs (but in any event not more than [***]) with respect to such Sanofi Option Product, such payment to become payable [***] after the First Commercial Sale of such Sanofi Option Product by Biontech or any Biontech Affiliates or sublicensee.

12.4.4 Termination for Convenience by Biontech relating to Biontech Option Product. If Biontech terminates the Co-Development of any Biontech Option Product pursuant to Section 12.2.2, then:

(a) All co-Development and co-Commercialization rights of Biontech in relation to such Biontech Option Product shall terminate,

(b) Sanofi shall pay to Biontech a one-time payment in the amount of Biontech’s co-Development costs (but in any event not more than [***]) with respect to such Biontech Option Product, such payment to become payable [***] after the First Commercial Sale of such Biontech Option Product by Sanofi or any Sanofi Affiliates or sublicensees, and

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(c) all other obligations of Sanofi in relation to the relevant Licensed Product (including, for the avoidance of doubt, the payment obligations pursuant to Section 6) shall remain unaffected.

12.4.5 Termination for Convenience by Biontech relating to Sanofi Option Product. If Biontech terminates the Co-Development of any Sanofi Option Product pursuant to Section 12.2.2, then:

(a) the licenses granted to Sanofi under Section 7.3.1 shall survive; and

(b) Biontech shall upon request by Sanofi transfer to Sanofi its rights to the terminated Sanofi Option Product in accordance with this Section 12.4.5 (such terminated Option Product hereinafter referred to as Sanofi Transferred Product). With respect to any Sanofi Transferred Product:

(i) Biontech shall transfer and assign to Sanofi all of its rights, title and interest in the Biontech Collaboration Technology and Joint Collaboration Technology to the extent comprising composition of matter claims specifically relating to the Sanofi Transferred Product, and take any other action reasonably necessary to effect such transfer of ownership;

(ii) Biontech shall transfer to Sanofi reasonable copies or samples (as applicable) of all data, documents, materials or products relating to such Sanofi Transferred Product up to the effective date of termination, including without limitation, reasonable samples of any materials generated (or partially generated), in whatever stage of development relating to such Sanofi Transferred Product;

(iii) Biontech shall transfer to Sanofi all of its right, title and interest in all regulatory filings and regulatory approvals then in its or its Affiliates’ or sublicensees’ name for the Sanofi Transferred Product identified as of the date of termination, notify the appropriate regulatory authorities and take any other action reasonably necessary to effect such transfer of ownership;

(iv) Biontech shall reasonably assist Sanofi in the transfer of the Manufacturing of the Sanofi Transferred Product from Biontech or its subcontractors to Sanofi, if applicable; and

(v) Biontech shall grant Sanofi an exclusive, worldwide, perpetual and fully paid-up license (including the right to grant sublicenses), under the Biontech Technology and Biontech Foreground Technology, to research, Develop, make, have made, use, Commercialize and have Commercialized the Sanofi Transferred Product in and outside the Field; and further Sanofi shall retain the first right (but not the obligation) to control the preparation, filing, prosecution, maintenance and enforcement of all Patent Rights in such technology to the extent relating to the Sanofi Transferred Products in accordance with Section 7.4.2(a);

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(c) Sanofi shall pay to Biontech, with respect to each Sanofi Transferred Product which Sanofi subsequently Develops and Commercializes in the Field or outside the Field (whether alone or in collaboration with an Affiliate or Third Party), (i) as regards any Sanofi Transferred Products (including Sanofi Option Combination Products), a one- time payment in the amount of Biontech’s co-Development costs (but in any event not more than [***]) such payment to become payable [***] after the First Commercial Sale of such Sanofi Option Product, and (ii) as regards Sanofi Transferred Products which are Sanofi Option Combination Products only, during the Royalty Term, a royalty at rates equal to [***] of the rates specified in Section 6.8.1 on Sanofi’s and Sanofi’s Affiliates’ and Sanofi’s and Sanofi’s Affiliates’ (sub-)licensees’ aggregate Net Sales of all products containing such Sanofi Option Combination Product, on a Sanofi Option Combination Product-by-Sanofi Option Combination Product as well as on a country-by-country basis (provided that the royalty off-set set forth in Section 6.8.2 shall apply mutatis mutandis); and

(d) with respect to Sanofi Transferred Products which are Sanofi Combination Option Products only, Biontech shall supply Sanofi with all clinical and commercial quantities of any Sanofi Transferred Products needed by Sanofi for the Development and/or the Commercialization of such products at reasonable commercial terms under a manufacturing and supply agreement to be negotiated between the Parties in good faith.

12.4.6 Termination by Biontech for Breach relating to Licensed Product. If Biontech terminates this Agreement in relation to any Licensed Product (including any Biontech Option Product) pursuant to Section 12.3.1 or 12.3.3, then:

(a) Sanofi shall no longer have the right or the obligation to co- Develop or co-Commercialize any Sanofi Option Product and Sanofi shall not be entitled to any compensation for costs incurred in the co-Development of such Sanofi Option Product before such termination; and

(b) the provisions of Section 12.4.2 shall apply, except that the royalty rate payable with respect to each Biontech Transferred Product which Biontech subsequently Develops and Commercializes in the Field or outside the Field (whether alone or in collaboration with an Affiliate or Third Party) during the Royalty Term shall be [***] of the royalty rate specified in Section 12.4.2(c).

12.4.7 Termination by Biontech for Breach relating to Sanofi Option Product. If Biontech terminates this Agreement pursuant to Section 12.3.1 or 12.3.3 in relation to any Sanofi Option Product, then:

(a) Sanofi shall no longer have the right or the obligation to co- Develop or co-Commercialize any Sanofi Option Product and Sanofi shall not be entitled to any compensation for costs incurred in the co-Development of such Sanofi Option Product before such termination; and

(b) the provisions of Section 12.4.3 shall apply, except that the one-time payment payable with respect to each Sanofi Option Product shall be [***] of the amount specified in Section 12.4.3(b).

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12.4.8 Termination by Sanofi for Breach in relation to Licensed Products. If Sanofi terminates this Agreement in relation to any Licensed Product (including Biontech Option Products) pursuant to Section 12.3.2 or 12.3.3, then:

(a) Biontech shall deliver to Sanofi any Licensed Product Candidates generated to date which have not been previously delivered to Sanofi under the Research Phase, in whatever stage of development, and Sanofi shall own all such materials; and

(b) the licenses granted to Sanofi under Section 7.3 shall survive;

(c) Biontech shall no longer have the right or the obligation to co-Develop or co-Commercialize any Biontech Option Product and Biontech shall not be entitled to any compensation for costs incurred in the co-Development of such Biontech Option Product before such termination; and

(d) All milestones and royalties to be paid by Sanofi pursuant to Section 6 shall be reduced by [***] (and all reporting and other obligations of Sanofi under Sections 6.8.3 shall continue to apply).

12.4.9 Termination by Sanofi for Breach in relation to co-Development of Biontech Option Product. If Sanofi terminates Biontech’s co-Development rights in relation to any Biontech Option Product pursuant to Section 12.3.2 or 12.3.3, then the provisions of Section 12.4.4 shall apply, except that the one-time payments payable by Sanofi shall be [***] of the amount specified in Section 12.4.4(b).

12.4.10 Termination by Sanofi for Breach in relation to Sanofi Option Products. If Sanofi terminates Biontech’s co-Development rights in relation to any Sanofi Option Product pursuant to Section 12.3.2 or 12.3.3, then:

(a) Biontech shall no longer have the right or the obligation to co-Develop or co-Commercialize any Biontech Option Product and Biontech shall not be entitled to any compensation for costs incurred in the co-Development of such Biontech Option Product before such termination; and

(b) the provisions of Section 12.4.5 shall apply, except that the payments to be made by Sanofi with respect to each Sanofi Option Product shall be [***] of the amounts specified in 12.4.5(c).

12.4.11 Further Claims Unaffected. For the avoidance of doubt, the rights of the terminating Party pursuant to Sections 12.4.6 to 12.4.10 shall not affect any damage claims that the terminating Party may have against the other Party as a result of the other Party’s breach of contract under Applicable Laws.

12.4.12 General Effects of Termination.

(a) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Upon any expiration or termination of this Agreement, the provisions of Sections 1, 6.8.3(c) (to the extent self-limited in duration), 6.8.3(e) (for the duration that Section 6.8.3(c) survives), 7 (other than 7.3), 8, 9, 12.4 and 13 shall survive.

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(b) Upon the expiration or termination of this Agreement, each Party shall immediately return or deliver to the other Party all of the other Party’s Confidential Information, as well as any of the other Party’s materials delivered by the other Party; provided however, that each Party shall be permitted to retain and use any Confidential Information of the other Party which is necessary or useful for such Party to exercise its rights under any rights or licenses granted under this Agreement, so long as such grant remains in force and provided, further, that each Party shall retain the right to practice any Joint Collaboration Know-how free of charge, to the extent such practice does not infringe on any Patent Rights transferred to, or otherwise owned by, the other Party.

13. General Provisions.

13.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

If to Sanofi:	Sanofi
Attn: [***]
54, rue La Boétie
75008 Paris, France
Facsimile: [***]

If to Biontech:	Biontech RNA Pharmaceuticals GmbH
Attn: [***]
An der Goldgrube 12
55131 Mainz, Germany
facsimile: [***]

13.2 Entire Agreement. This Agreement, including the Exhibits to this Agreement, represents the entire understanding between the Parties with respect to the subject matter hereof and supersedes all previous oral or written communication or agreements, and all contemporaneous oral communication and agreements between the Parties.

13.3 Form Requirement. This Agreement may only be amended, modified or supplemented by the Parties in writing. The same applies to this Section 13.3.

13.4 Assignment. Neither Party may assign its contractual rights and obligations or parts thereof without the prior written consent of the other Party, except for permitted subcontracting and provided, however, that either Party may, without such consent, assign this Agreement and all of its rights and obligations hereunder (i) to any Affiliate or (ii) in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, or other similar transaction. For clarification, any assignment to Third Parties which is not expressly allowed above requires the approval of the other Party, which approval shall not be withheld unreasonably.

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13.5 Severability. If any provision of this Agreement is found to be invalid or otherwise unenforceable, in whole or in part, the validity of the remainder of the Agreement shall not be affected. Furthermore, the Parties agree that the invalid or unenforceable provision or part thereof shall be superseded by an adequate provision that, to the legally permitted extent, comes closest to what the Parties would have desired at the time of conclusion of the Agreement had they considered the issue concerned.

13.6 Independent Contractor. Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture, or the relationship of principal and agent or employer and employee between the Parties. Each Party agrees to perform under this Agreement solely as independent contractor.

13.7 Dispute Resolution. Any dispute arising between the Parties in connection with this Agreement shall be referred to the Joint Steering Committee. If the Joint Steering Committee is unable to negotiate in good faith and settle the dispute within [***] after being requested to do so, either Party may submit the dispute to the Parties’ CEOs who shall meet in order to attempt to resolve the dispute. If the dispute is not settled, at the latest, within [***] from the date that the dispute has been escalated to the executive officers, either Party may pursue legal action in accordance with Section 13.8 below. For the avoidance of doubt, if the dispute is with respect to an amendment of the Research Plan or any Development agreement or Commercialization agreement, the current version of such Research Plan, Development agreement or Commercialization agreement shall remain in effect until the dispute is finally settled.

13.8 Governing Law, Arbitration. This Agreement shall be governed by the laws of Germany without reference to its conflict of laws provisions. All disputes arising out or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in the accordance with said Rules. The place of the Arbitration Tribunal shall be Frankfurt, Germany. The language of the arbitration proceeding shall be English.

13.9 Construction. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any Party.

13.10 Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument. Signing and delivery of this Agreement may be evidenced by a pdf file of the signed signature page to the other Party.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SANOFI

By:	[***]
Name:	[***]
Title:	[***]

BIONTECH RNA PHARMACEUTICALS GMBH

By:	[***]
Name:	[***]
Title:	[***]

Collaboration and License Agreement

Schedule A

Schedule A – Preclinical Milestone Criteria

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Collaboration and License Agreement

Schedule B

Schedule B – Initial Research Plan

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Collaboration and License Agreement

Schedule C

Schedule C

PROCESS DEVELOPMENT AND SUPPLY AGREEMENT TERMS

The following terms represent general principles to be included in the Process Development and Supply Agreement (“PDSA”). Specifically, the principles below will be included in each such agreement; provided, that the terms and conditions of the provisions setting forth those principles will be subject to the mutual agreement of the Parties.

Parties	Biontech Sanofi

Product	Licensed Products

Supply	Supply and purchase of clinical and commercial quantities of Licensed Products as defined in the Collaboration and License Agreement

Joint Manufacturing Committee	To be instituted promptly after execution of the Process Development and Supply Agreement. The JMC shall include representatives from Biontech and Sanofi’s Technical Development, Quality/Regulatory and Manufacturing functions.

Forecast for Development Supply	An agreed upon system to be defined to support the Development plan (including timelines for ordering)

Capacity	Manufacturing Party will maintain a sufficient capacity in accordance with the forecasts and otherwise to fulfill its obligations of supply for the term of the PDSA

Audit	Industry-standard right of audit of respective manufacturing sites of the Products

Key Performance Indicators	To be defined in the PDSA

Failure to Supply	To be defined in the PDSA

Collaboration and License Agreement

Schedule D

Schedule D – Biontech Background Technology Covered by Exclusive License

[***]

Collaboration and License Agreement

Schedule E

Schedule E – Overview of Termination Consequences

[***]